UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
Filed by the Registrant ☒
Filed by a party other than the Registrant ☐
Check the appropriate box:
☒
Preliminary Proxy Statement

☐
Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐
Definitive Proxy Statement

☐
Definitive Additional Materials

☐
Soliciting Material under §240.14a-12

Ocugen, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check all boxes that apply):
☒
No fee required

☐
Fee paid previously with preliminary materials

☐
Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Courageous Innovation

ocugen

2024

PROXY STATEMENT AND NOTICE OF ANNUAL STOCKHOLDER MEETING

Founded
2013

Headquarters
Malvern, PA

Employees
~60

Pipeline
Gene Therapy /Ophthalmology
Cell Therapy
Vaccines

Ticker Symbol
OCGN (NASDAQ)

Partners
CanSino

PRELIMINARY COPY SUBJECT TO COMPLETION DATED MAY 17, 2024
In accordance with Rule 14a-6(d) under Regulation 14A, please be advised that Ocugen, Inc. intends to release definitive copies of this Proxy Statement to security holders on or about May 28, 2024.
11 Great Valley Parkway
Malvern, PA 19355
2024 ANNUAL MEETING OF STOCKHOLDERS
To be Held on June 28, 2024
May [  ], 2024
DEAR STOCKHOLDER:
2023 was a year of much change at Ocugen. These changes required us to take a close look at the business and determine the fundamental programs, processes and people needed to ensure success in 2024 and beyond. In the midst of resetting the organization, we didn’t slow down. The Ocugen team delivered on important milestones, established new partnerships, and renewed our commitment to help patients for whom no hope exists.
We continued to advance our first-in-class modifier gene therapy pipeline—a gene-agnostic approach to treating blindness diseases. Most notably, we received alignment from the Food and Drug Administration (the “FDA”) on the design aspects of our OCU400 Phase 3 liMeliGhT clinical trial, which includes the first broad retinitis pigmentosa (“RP”) designation for a gene therapy candidate. FDA’s alignment was rooted in compelling positive preliminary safety and efficacy results demonstrated in the Phase 1/2 clinical trial. In each efficacy measurement—Multi-Luminance Mobility Testing (“MLMT”), Low-Luminance Visual Acuity (“LLVA”), and Best-Corrected Visual Acuity (“BCVA”)—results indicated improvement or preservation in eyes treated with OCU400.
As a result of positive data and our collaboration with FDA, a more sensitive mobility course, Luminance Dependent Navigation Assessment, was developed for the OCU400 Phase 3 clinical trial to allow enrollment of patients with early to advanced stages of the disease. Subsequently, the Committee for Medicinal Products for Human Use (“CHMP”) of the European Medicines Agency (“EMA”) provided acceptability of the U.S.-based OCU400 Phase 3 trial for submission of a Marketing Authorization Application (“MAA”) based on the study design, endpoints and planned statistical analysis.
The Phase 3 liMeliGhT clinical trial is underway and on track to meet our 2026 Biologics License Application (“BLA”) and MAA approval targets. We are enthusiastic about the potential to bring OCU400 to approximately 110,000 patients in the U.S. and 186,950 patients in Europe affected by RP.
At the end of 2023 we also began dosing patients in the Phase 1/2 ArMaDa clinical trial for OCU410 to address geographic atrophy related to dry age-related macular degeneration affecting 1 million Americans. OCU410 is a differentiated treatment approach as it regulates all four pathways involved with the disease—including lipid metabolism, inflammation, oxidative stress, and membrane attack complex (complement) with a single sub-retinal injection that has the potential to be a one-time therapy for life. Additionally, we began the Phase 1/2 GARDian clinical trial for OCU410ST for Stargardt disease, a rare disease affecting 41,000 patients in the U.S.

There remains a significant unmet medical need for both conditions. ArMaDa and GARDian have progressed exceedingly well and are consistently meeting key clinical milestones.
While we achieved considerable clinical and regulatory accomplishments of which we are very proud, we also realized that we needed to make strategic changes to extend the cash runway and ensure the completion of the Phase 3 trial for OCU400. To that end, we decided to opportunistically pursue vaccines with government funding only.
Our first vaccines collaboration is with the National Institute of Allergy and Infectious Diseases (“NIAID”), part of the National Institutes of Health. We announced last fall that NIAID will conduct a trial comparing the administration of Ocugen’s mucosal vaccine candidate, OCU500, via two different mucosal routes, inhalation into the lungs and as a nasal spray. We believe our novel mucosal vaccine platform technology has the potential to prevent infection and spread of COVID-19 and improve durability for an annualized vaccine similar to flu. NIAID plans to submit an IND to initiate a Phase 1 clinical trial in mid-2024.
From a management perspective, we took meaningful steps to increase stockholder value by addressing the disappointing 2023 say-on-pay vote and changing our compensation program. This includes resetting our peer group to reflect Ocugen’s pre-commercial status and our market capitalization; and, in January 2024, replacing restricted stock units (“RSUs”) with performance share units (“PSUs”) in our long-term incentive plan for executive officers.
Also, in response to investor feedback, in 2023, we created a new Lead Independent Director role with robust duties to ensure the board of directors’ (the “Board”) independent oversight of management. Based on her pharmaceutical industry experience—the Board appointed Prabhavathi Fernandes, Ph. D., FIDSA to serve as the Lead Independent Director.
In addition to our Scientific Advisory Boards, we created a Business Advisory Board (“BAB”) in June 2023 to assist in driving public/private partnerships with governments around the world; pursuing business collaborations, partnerships, and licensing opportunities; creating awareness of the Company’s differentiated capabilities; and promoting access to the Company’s therapies around the world. We are delighted to have Senator Pat Toomey; Ambassador Joseph W. Westphal; Dennis Carey, Vice Chairman, Co-Leader, Board Services at Korn Ferry; Connie Collingsworth, former Chief Operating Officer of the Bill and Melinda Gates Foundation; and Bob Smith, former Senior Vice President, Global Gene Therapy Business at Pfizer on the BAB.
Our deliverables for 2024, as outlined in this year’s Corporate Goals, are very precise. Along with business priorities, they include measures to improve employee recruitment and retention. To that end, we are continuing to strengthen the leadership team and deliver development opportunities for their direct reports to execute on our goals today and prepare for tomorrow. Providing opportunities for growth and strengthening engagement are fostering a renewed company culture at Ocugen.
Every day, we are driven by our mission to bring game-changing therapies and vaccines to market and working even harder to provide access to patients globally. Thank you for believing in Ocugen, but more importantly sharing our dedication to the patients we serve.
Shankar Musunuri, Ph. D., MBA
Chairman of the Board, Chief Executive Officer and Co-Founder of Ocugen
THIS PROXY STATEMENT AND ENCLOSED PROXY CARD ARE
FIRST BEING MAILED TO STOCKHOLDERS ON OR ABOUT [  ], 2024

NOTICE OF ANNUAL MEETING
PROXY DASHBOARD
PROPOSAL 1—ELECTION OF DIRECTORS
MEET THE BOARD	1
BOARD COMMITTEES	8
BOARD GOVERNANCE	12
DIRECTOR COMPENSATION PROGRAM	17
EXECUTIVE OFFICERS	19
CORPORATE GOVERNANCE	21
PROPOSAL 2—RATIFICATION OF APPOINTMENT OF ERNST & YOUNG AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2024
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES	28
AUDIT COMMITTEE REPORT	29
PROPOSAL 3—APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS
2023 EXECUTIVE COMPENSATION TABLES	31
PROPOSAL 4—APPROVAL OF AN AMENDMENT TO OUR CHARTER TO EFFECT OFFICER LIMITATION OF LIABILITY
PROPOSAL 5—APPROVAL OF AN AMENDMENT TO OUR CHARTER TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK
PROPOSAL 6—APPROVAL OF AN AMENDMENT TO OUR CHARTER TO ADJUST VOTING REQUIREMENTS FOR CERTAIN FUTURE AMENDMENTS TO OUR CHARTER IN ACCORDANCE WITH RECENT AMENDMENTS TO SECTION 242(D) OF THE DGCL
PROPOSAL 7—APPROVAL OF ADJOURNMENT OF THE ANNUAL MEETING FOR SOLICITATION IF THERE ARE NOT SUFFICIENT VOTES
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS & MANAGEMENT	59
GENERAL INFORMATION	61

NOTICE OF ANNUAL MEETING
DEAR STOCKHOLDER:
You are invited to attend Ocugen, Inc.’s Annual Meeting of Stockholders (the “Annual Meeting”) on Friday, June 28, 2024, at 8:00 a.m. Eastern Time.
This year’s Annual Meeting will be a completely virtual meeting of stockholders, which will be conducted via a live audio webcast. You will be able to attend the Annual Meeting online, vote electronically and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/OCGN2024.
At the Annual Meeting, stockholders will vote on:
•
Election of Class I Directors for a Three-Year Term Expiring in 2027.

1.
Shankar Musunuri, Ph. D., MBA

2.
Junge Zhang, Ph. D.

•
Ratification of Appointment of Ernst & Young LLP as Ocugen, Inc. Independent Registered Public Accounting Firm for 2024.

•
Approval, on a non-binding advisory basis, of the compensation of Ocugen, Inc.’s named executive officers (the “NEOs”).

•
Approval of an amendment to Ocugen, Inc.’s Sixth Amended and Restated Certificate of Incorporation, as amended (the “Charter”) to limit the liability of certain officers of Ocugen, Inc. as permitted by recent amendments to the Delaware General Corporation Law (“DGCL”).

•
Approval of an amendment to our Charter to increase the number of authorized shares of common stock.

•
Approval of an amendment to Ocugen, Inc.’s Charter to adjust voting requirements for certain future amendments to our Charter in accordance with recent amendments to Section 242(d) of the DGCL.

•
Approval of an adjournment of the Annual Meeting, if necessary, to solicit additional proxies if there are not sufficient votes at the time of the Annual Meeting to approve Proposal 1–6.

Stockholders will also transact any other business that may properly come before the Annual Meeting or any adjournment or postponement of the Annual Meeting.
VOTING

You are entitled to vote at the Annual Meeting and any adjournments thereof only if you were a stockholder as of May 23, 2024. As a result of the dividend of the shares of Series C Preferred Stock, par value $0.01 per share (the “Series C Preferred Stock”), distributed on May 22, 2024, each holder of shares of our common stock also holds a number of one one-thousandths of a share of our Series C Preferred Stock equal to the whole number of shares of common stock held by such holder. The holders of Series C Preferred Stock are entitled to vote with the common stock, together as a single class, on the Authorized Shares Amendment Proposal, Voting Requirement Amendment Proposal, and the Adjournment Proposal with respect to only an adjournment of the Annual Meeting called for the purpose of voting on the Authorized Shares Amendment Proposal or Voting Requirement Amendment Proposal, but are not otherwise entitled to vote on any other proposals to be presented to the stockholders.
Because any one one-thousandths of a share of Series C Preferred Stock that are not present in person or by proxy at the Annual Meeting as of immediately prior to the opening of the polls at the Annual Meeting will be automatically redeemed, if you fail to submit a proxy to vote your shares or attend the Annual Meeting in order to do so, your shares of Series C Preferred Stock will be redeemed immediately prior to the opening of the polls at the Annual Meeting and will not be entitled to vote at the Annual Meeting.

STOCKHOLDER COMMUNICATION

The board of directors (the “Board”) will give appropriate attention to written communications that are submitted by stockholders and other interested parties and will respond if and as appropriate.
How to Communicate with our Directors	By mail: The Corporate Secretary Ocugen, Inc. 11 Great Valley Parkway Malvern, PA 19355
PROXY STATEMENT

This Proxy Statement, with the enclosed proxy card, is being furnished to stockholders of Ocugen, Inc. (the “Company” or “Ocugen”) in connection with the solicitation by our Board of proxies to be voted at the Annual Meeting and at any postponements or adjournments thereof. The Annual Meeting will be held virtually via live webcast on Friday, June 28, 2024, at 8:00 a.m. Eastern Time.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS. THIS PROXY STATEMENT AND THE ENCLOSED PROXY CARD ARE FIRST BEING MAILED TO OUR STOCKHOLDERS ON OR ABOUT MAY [  ], 2024. IN ACCORDANCE WITH THE RULES OF THE U.S. SECURITIES AND EXCHANGE COMMISSION, WE ARE ADVISING OUR STOCKHOLDERS OF THE AVAILABILITY ON THE INTERNET OF OUR PROXY MATERIALS RELATED TO OUR FORTHCOMING ANNUAL MEETING. BECAUSE WE HAVE ELECTED TO UTILIZE THE “FULL-SET DELIVERY” OPTION, WE ARE DELIVERING TO ALL STOCKHOLDERS PAPER COPIES OF ALL OF THE PROXY MATERIALS, AS WELL AS PROVIDING ACCESS TO THOSE PROXY MATERIALS ON A PUBLICLY ACCESSIBLE WEBSITE. THIS PROXY STATEMENT AND OUR ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2023, ARE AVAILABLE TO HOLDERS OF OUR COMMON STOCK AT WWW.PROXYVOTE.COM.

USER’S GUIDE
PROXY DASHBOARD
To assist you in reviewing this year’s proposals, we call your attention to the following proxy summary. This is only a summary; please review this Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 (the ‘‘2023 Annual Report”) in full.
GENERAL INFORMATION

Meeting Date:	Time:	Location:	Record Date:
Friday, June 28, 2024	8:00 a.m., ET	The meeting can be accessed by visiting www.virtualshareholdermeeting.com/OCGN2024, where you will be able to listen to the meeting live, submit questions, and vote online. There will be no physical location for stockholders to attend.	May 23, 2024
VOTING MATTERS AND VOTING RECOMMENDATIONS

	Matters	Board Vote Recommendation
1	Election of Class I Directors for a Three-Year Term Expiring in 2027: Shankar Musunuri, Ph. D., MBA and Junge Zhang, Ph. D.	FOR Each Nominee
2	Ratification of appointment of Ernst & Young as independent registered accounting firm for 2024	FOR
3	Approval, on an advisory basis, of the compensation of NEOs	FOR
4	Approval of an amendment to the Charter to limit the liability of certain officers of the Company as permitted by recent amendments to the DGCL	FOR
5	Approval of an amendment to our Charter to increase the number of authorized shares of common stock	FOR
6	Approval of an amendment to our Charter to adjust voting requirements for certain future amendments to Ocugen’s Charter in accordance with recent amendments to Section 242(d) of the DGCL	FOR
7	Approval of an adjournment of the Annual Meeting, if necessary, to solicit additional proxies if there are not sufficient votes at the time of the Annual Meeting to approve Proposal 1–6	FOR

BOARD OF DIRECTORS
MEET THE BOARD
The size of our Board is set at seven members and is divided into three classes, each of which has a three-year term. Currently, Class I consists of three directors, while Class II and Class III consist of two directors each. You are being asked to vote on the election of our Class I directors, Shankar Musunuri Ph. D., MBA and Junge Zhang, Ph. D., each to serve a three-year term expiring at the 2027 Annual Meeting of Stockholders and until their successors, if any, are elected or appointed, or upon their earlier death, resignation, retirement, disqualification, or removal. Ramesh Kumar, Ph. D., a current Class I director, will not be seeking reelection and his term will end effective as of the date of the Annual Meeting. After careful consideration, we have elected to reduce the size of our Board from seven to six directors, effective as of the date of the Annual Meeting. Our directors are elected by a plurality of the votes cast by our stockholders at the Annual Meeting. If no contrary indication is made, shares represented by executed proxies will be voted FOR the election of Shankar Musunuri Ph. D., MBA and Junge Zhang, Ph. D. Each nominee has agreed to serve as a director if elected, and we have no reason to believe that any nominee will be unable to serve.
BOARD EXPERIENCE AND SKILLS MATRIX

The table below summarizes key qualifications, skills, or attributes most relevant to the decision to nominate the director to serve on the Board of Directors. A mark indicates a specific area of focus or expertise on which the Board relies most. The lack of a mark does not mean the director does not possess that qualification or skill. Each director’s biography below describes these qualifications and relevant experience in greater detail. We believe the table below demonstrates the breadth and diversity of the collective experience, expertise, and skills of our Board.
Experience, Expertise, or Attribute	Kirsten Castillo, MBA	Prabhavathi Fernandes, Ph. D., FIDSA	Uday Kompella, Ph. D.	Shankar Musunuri, Ph. D., MBA	Junge Zhang, Ph. D.	Marna C. Whittington, Ph. D.
Industry Experience
Executive/Leadership Experience
Science/Biotech Background
Research/Academic Experience
Business Strategy/ Operations Experience
Financial Expertise
Public Board/CEO Experience
Diverse by Gender
Diverse by Race/Ethnicity

Notice of Annual Meeting of Stockholders and 2024 Proxy Statement | 1

NOMINEES FOR CLASS I DIRECTORS FOR ELECTION AT THE 2024 ANNUAL MEETING FOR TERMS TO EXPIRE AT THE 2027 ANNUAL MEETING

SHANKAR MUSUNURI, PH. D., MBA
Director since: 2019 Age: 60 Committee Memberships • None Other Public Directorships • None
Career Highlights
•
Chairman of the Board and CEO since Ocugen went public in September 2019.

•
Co-Founder and Chairman of Ocugen since its founding in September 2013 and has additionally served as CEO since May 2015.

•
Founder, President, CEO, and a board member of Nuron Biotech, Inc. from April 2010 to May 2013.

•
More than 30 years of industry experience encompassing research and development, operations, and business management including commercial in biotechnology companies as well as large pharmaceutical companies.

•
Nearly fifteen years at Pfizer Inc. (“Pfizer”) where he held various positions of increasing leadership and responsibility.

Memberships
•
Board of Advisors at Duke University’s Duke Innovation and Entrepreneurship.

•
Board member of Musunuri Family Foundation, a non-profit that provides college scholarships to high school students.

Dr. Musunuri obtained his Bachelor of Pharmacy from the Birla Institute of Technology and Science, Pilani, a Master of Business Administration from Duke University’s Fuqua School of Business, and a Ph.D. in Pharmaceutical Sciences from the University of Connecticut.
Dr. Musunuri’s perspective and history as our Co-Founder and CEO, as well as his executive, operational, and commercial expertise led the Board’s decision to nominate Dr. Musunuri for reelection to the Board.

Notice of Annual Meeting of Stockholders and 2024 Proxy Statement | 2

JUNGE ZHANG, PH. D.
Director since: 2019 Age: 57 Independent Committee Memberships • Nominating and Corporate Governance Committee Other Public Directorships • None
Career Highlights
•
Co-Founder and Chairman of Biopeptek Pharmaceuticals LLC (“Biopeptek”), a custom peptide manufacturing company, since its founding in October 2011.

•
Co-Founder and CEO of Mainline Biosciences Inc., a drug discovery and development company, and a Co-Founder and Chairman of Mainline Scientific LLC, a scientific instrument company, since 2015 and 2017, respectively.

•
Prior to co-founding Biopeptek, Dr. Zhang was with the Janssen Pharmaceutical division of Johnson & Johnson from October 2002 to April 2011. Before joining Johnson & Johnson, Dr. Zhang was a Senior Chemist at Eisai Co., Ltd. USA from December 1997 to October 2002.

Dr. Zhang earned a Ph.D. in Analytical Chemistry from Drexel University, a Master of Science in Chemistry from the University of Louisiana, and a Bachelor of Science in Material Science from Wuhan University of Technology in China.
Dr. Zhang’s extensive senior management experience in the pharmaceutical industry led the Board’s decision to nominate Dr. Zhang for reelection to the Board.

Notice of Annual Meeting of Stockholders and 2024 Proxy Statement | 3

CLASS II DIRECTORS—TERMS EXPIRING AT THE 2025 ANNUAL MEETING OF STOCKHOLDERS

UDAY B. KOMPELLA, PH. D.
Director since: 2019 Age: 57 Independent Committee Memberships • Nominating and Corporate Governance Committee • Science and Technology Committee (Chair) Other Public Directorships • None
Career Highlights
•
Ocugen Co-founder since September 2013.

•
Professor of Pharmaceutical Sciences, Ophthalmology, and Bioengineering at University of Colorado-Anschutz Medical Campus since March 2008.

Memberships
•
Fellow of the American Association of Pharmaceutical Scientists (“AAPS”) and the Association for Research in Vision and Ophthalmology, Inc. (“ARVO”).

•
Editor-in-Chief for the journal Expert Opinion on Drug Delivery.

•
Editor for the journals Pharmaceutical Research and the Journal of Ocular Pharmacology and Therapeutics.

Dr. Kompella obtained his undergraduate degree from the Birla Institute of Technology and Science, a master’s degree in Pharmaceutical Engineering from Jadavpur University and a Ph.D. in Pharmaceutical Sciences from the University of Southern California.
Our Board believes Dr. Kompella’s deep experience with our business as a Co-Founder of Ocugen and his academic experience in pharmaceutical sciences and ophthalmology provide him with the qualifications and skills to serve on our Board.

Notice of Annual Meeting of Stockholders and 2024 Proxy Statement | 4

MARNA C. WHITTINGTON, PH. D.

Director since: 2022
Age: 76
Independent
Committee Memberships
•
Audit Committee (Chair)

•
Compensation Committee

Other Public Directorships
•
Phillips 66 since May 2012

•
Oaktree Capital Group, LLC
since July 2012

Career Highlights
•
CEO of Allianz Global Investors Capital from 2001 until her retirement in January 2012.

•
COO of Allianz Global Investors, the parent company of Allianz Global Investors Capital from 2002 to 2011.

•
Managing Director and COO of Morgan Stanley Investment Management from 1996 to 2001.

•
Previously served as Executive Vice President and Chief Financial Officer of the University of Pennsylvania.

•
Previously served as the Secretary of Finance for the State of Delaware.

Memberships
•
A director of Phillips 66 and Oaktree Capital Group, LLC.

•
Served on the board of Macy’s Inc. from 1993 until May 2022.

Dr. Whittington holds a Master and Ph.D. in Quantitative Methods from the University of Pittsburgh and a Bachelor of Arts in Mathematics from the University of Delaware.
Our Board believes Dr. Whittington’s extensive leadership and public company experience provide her with the qualifications and skills to serve on our Board.

Notice of Annual Meeting of Stockholders and 2024 Proxy Statement | 5

CLASS III DIRECTORS—TERMS EXPIRING AT THE 2026 ANNUAL MEETING OF STOCKHOLDERS

KIRSTEN CASTILLO, MBA

Director since: 2020
Age: 51
Independent
Committee Memberships
•
Audit Committee

•
Compensation Committee

•
Nominating and Corporate
Governance Committee
(Chair)

•
Science and Technology
Committee

Other Public Directorships
•
ACV Auctions Inc. since
October 2020

Career Highlights
•
More than 20 years of supply chain and logistics experience, having held multiple supply chain leadership roles at a spin-off company of 3M Company.

•
Served as Chief Executive Officer and Chief Operating Officer at Logistics Planning Services from 2010 to 2017, a privately held transportation and logistics services company.

•
Stayed on as Chief Operating Officer at GlobalTranz, a full-service, technology-driven third-party logistics provider from 2017 to 2018, following its acquisition of Logistics Planning Services, where she was responsible for all company operations including regional branches in North America and Mexico, delivering $1.6 billion in revenue.

Memberships
•
Served as the Vice President of Engagement for Advancing Women’s Excellence in Supply Chain, Operations, Management, and Education from September 2019 to December 2021.

•
Served on the board of The Marvin Companies and ACV Auctions Inc. since April 2019 and October 2020, respectively.

•
Member of the boards for various non-profit organizations, including Board of Advisors at Duke University’s Duke Innovation and Entrepreneurship and is the President of the United Way of Washington County.

Ms. Castillo received her Bachelor of Science from the University of Minnesota and her Global Executive Master of Business Administration from the Fuqua School of Business at Duke University.
Our Board believes Ms. Castillo’s expertise in business operations and logistics and her leadership experience provide her with the qualifications and skills to serve on our Board.

Notice of Annual Meeting of Stockholders and 2024 Proxy Statement | 6

PRABHAVATHI FERNANDES, PH. D., FIDSA

Director since: 2020
Age: 75
Lead Independent Director
Independent
Committee Memberships
•
Audit Committee

•
Compensation Committee
(Chair)

•
Science and Technology
Committee

Other Public Directorships
•
OpGen, Inc. since June 2016

Career Highlights
•
More than 35 years of pharmaceutical discovery, development, and management experience in large and small pharmaceutical companies.

•
Previously held executive leadership positions at Bristol-Myers Squibb Pharmaceutical Research Institute, Abbott Laboratories, and The Squibb Institute for Medical Research.

•
Founded and led four biotechnology and contract research organization companies as President, CEO, and Director of each of these companies.

•
Prior to her retirement in December 2016, led Cempra, Inc. for 11 years as its Founder, CEO, and Chief Scientist.

Memberships
•
Chairperson of both the National Biodefense Science Board and the Scientific Advisory Committee of the Global Antibiotic Research and Development Partnership, a joint initiative of Drugs for Neglected Diseases and the World Health Organization.

•
Board of Directors for OpGen, Inc., a publicly traded precision medicine company.

Dr. Fernandes received her Bachelor of Science in Biology and Chemistry from Bangalore University, her Master of Science in Microbiology and Biochemistry from Madras University, and her Ph.D. in Microbiology and Biochemistry from Thomas Jefferson University.
Our Board believes Dr. Fernandes’ extensive experience in the pharmaceutical and biotechnology space provide her with the qualifications and skills to serve on our Board.

Notice of Annual Meeting of Stockholders and 2024 Proxy Statement | 7

BOARD COMMITTEES AND MEMBERSHIP
Our Board has established various committees (the “Committees”) to assist in discharging its duties: the Audit Committee, the Compensation Committee, the Nominating and Corporate Governance Committee, and the Science and Technology Committee. Each member of our Committees is an independent director as that term is defined by the SEC and Nasdaq. Dr. Kumar was not independent when he served as Interim Chief Accounting Officer of the Company from August 17, 2023 through September 15, 2023. Each of the Committees has the authority, as its members deem appropriate, to engage legal counsel or other experts or consultants in order to assist the Committee in carrying out its responsibilities. The Nominating and Corporate Governance Committee is responsible for overseeing periodic self-evaluations of the Board to determine whether it and its Committees are functioning effectively. Each Committee also conducts periodic self-evaluations of their own performance and reports their conclusions to the Board.
The Committee memberships and the primary responsibilities of each of the Committees are as follows:
Director	Independent	Board	AC	CC	NCGC	STC
Shankar Musunuri, Ph. D., MBA	No	C
Ramesh Kumar, Ph. D.*	Yes	M
Junge Zhang, Ph. D.	Yes	M			M
Uday B. Kompella, Ph. D.	Yes	M			M	C
Marna C. Whittington, Ph. D.	Yes	M	C	M
Kirsten Castillo, MBA	Yes	M	M	M	C	M
Prabhavathi Fernandes, Ph. D., FIDSA	Yes	LID	M	C		M
AC = Audit Committee	CC = Compensation Committee	NCGC = Nominating and Corporate Governance Committee	STC = Science and Technology Committee	LID = Lead Independent Director	M = Member	C = Chair
* Dr. Kumar will not stand for re-election at the Annual Meeting.
Audit Committee
The Audit Committee assists the Board by providing oversight of our financial management, independent auditor and accounting and financial reporting processes, as well as such other matters as directed by the Board or the Audit Committee Charter.
Among other things, the Audit Committee’s responsibilities include:
•
having sole discretion and direct responsibility for appointing, evaluating, retaining, compensating, overseeing, evaluating, and, when necessary, terminating our engagement with our independent registered public accounting firm;

•
discussing with management and the independent registered public accounting firm our annual and quarterly financial statements and related disclosures and preapproving all audit services;

•
establishing and overseeing compliance with our procedures governing treatment of complaints concerning our accounting, internal accounting controls, or auditing matters, and submissions of confidential, anonymous, employee concerns regarding accounting or auditing matters;

•
reviewing our Code of Business Ethics and Conduct (“Code of Conduct”), including assessing the adequacy of code of conduct and recommending any proposed changes to the Board, and our compliance with applicable legal requirements, as well as any litigation or material government investigations, and making corresponding reports to the Board;

•
overseeing our risk assessment and risk management processes and the guidelines and procedures to implement such processes;

Notice of Annual Meeting of Stockholders and 2024 Proxy Statement | 8

•
reviewing our enterprise risk management framework and major risk exposures, including our cybersecurity risks;

•
reviewing and ratifying all related person transactions, based on the standards set forth in our related party transaction policy (the “Related Party Transaction Policy”); and

•
preparing the Audit Committee report required to be included in our annual proxy statement.

The members of our Audit Committee are Dr. Whittington (Chair), Ms. Castillo, and Dr. Fernandes. All members of our Audit Committee are deemed “independent” and financially literate under the applicable rules and regulations of the SEC and Nasdaq. Dr. Whittington and Dr. Fernandes qualify as an “audit committee financial expert” within the meaning of SEC regulations. Dr. Kumar served as a member of the Audit Committee until he became interim Chief Accounting Officer in August 2023.
Compensation Committee
The Compensation Committee reviews the performance and development of our management in achieving corporate goals and objectives and assures that our executive officers (including our CEO) are compensated effectively in a manner consistent with our strategy, competitive practice and stockholder interests, as well as such other matters as directed by the Board or the Compensation Committee Charter. Among other things, the Compensation Committee’s responsibilities include:
•
reviewing and recommending to the Board the terms of any binding offer letters, employment agreements, termination agreements or arrangements, change-in-control agreements, indemnification agreements and other material agreements that we execute with the CEO, as well as reviewing and approving the terms of any such letters, arrangements, or agreements that we execute with any executive officer;

•
overseeing the evaluation of our executive officers and preparing assessments of their performance, to be discussed periodically with the Board;

•
annually reviewing and making recommendations to the Board for approval of our CEO’s compensation level and annually reviewing and approving other executive officers’ compensation level (including salary, bonus, incentive compensation, severance arrangements, change-in-control benefits and other forms of executive officer compensation);

•
reviewing and making recommendations to the Board regarding director compensation, including all forms of paid cash compensation and all forms of equity compensation granted to members of the Board;

•
reviewing and making recommendations to the Board regarding incentive compensation and equity-based plans, as well as approving employee benefit plans pursuant to which options or stock may be acquired by officers, directors, employees or consultants;

•
administering, or where appropriate, overseeing the administration of, executive and equity compensation plans and such other compensation and benefit plans that are adopted by us from time to time;

•
administering our Amended and Restated Compensation Recovery Policy; and

•
determining stock ownership guidelines for our CEO and other executive officers and monitoring compliance with such guidelines, if deemed advisable by our Board or the Compensation Committee.

Our Compensation Committee may, in its sole discretion, retain or obtain the advice of compensation consultants, legal counsel or other advisors, after taking into consideration applicable factors affecting independence that are specified under Nasdaq and SEC regulations. Our Compensation Committee is directly responsible for the appointment, compensation and oversight of the work of any retained compensation consultant, legal counsel and other advisor, and is empowered, without further action by the Board, to both determine and cause us to pay such compensation to any retained compensation consultant, legal counsel and other advisor retained by the Compensation Committee. Our CEO annually reviews the performance of

Notice of Annual Meeting of Stockholders and 2024 Proxy Statement | 9

each of the other executive officers, including the other named executive officers. He then recommends annual merit salary adjustments and any changes in annual or long-term incentive opportunities for other executives. The Compensation Committee considers our CEO’s recommendations in addition to data and recommendations presented by our executive compensation consultant.
Frederic W. Cook & Co., Inc. (“FW Cook”) continues to provide executive compensation consulting services. FW Cook presented a summary executive compensation report to the Compensation Committee, which included data about the compensation paid by the companies included in our peer group and other employers who compete with us for executives. Additionally, FW Cook has updated the Compensation Committee on new developments in areas that fall within the Compensation Committee’s jurisdiction and is available to advise the Compensation Committee regarding its responsibilities. FW Cook serves solely at the discretion of the Compensation Committee and their fees are approved by the Compensation Committee.
The members of our Compensation Committee are Dr. Fernandes (Chair), Ms. Castillo, and Dr. Whittington. Our Board has determined that all Compensation Committee members are independent under Nasdaq’s listing standards, and that they are “non-employee directors” for purposes of Rule 16b-3 under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”).
Nominating and Corporate Governance Committee
The Nominating and Corporate Governance Committee identifies qualified individuals for membership on the Board, recommends to the Board the director nominees to fill vacancies on the Board and to stand for election at the next annual meeting of stockholders, develops and recommends to the Board a set of corporate governance guidelines for the Board and provides oversight of the corporate governance affairs of the Board, as well as such other matters as directed by the Board or the Nominating and Corporate Governance Charter. Among other things, our Nominating and Corporate Governance Committee’s responsibilities include:
•
periodically reviewing and adopting procedures regarding director candidates proposed by stockholders;

•
retaining and terminating any search firm used to identify director nominees, approving the search firm’s fees and other retention terms, and authorizing our payment of compensation to any such search firm without further action by the Board;

•
identifying, recommending and evaluating candidates, including candidates submitted by stockholders, for election to the Board and recommending to the Board (i) nominees to fill vacancies or new positions on the Board and (ii) the slate of nominees to stand for election by our stockholders at each annual meeting of stockholders;

•
developing and recommending to the Board corporate governance guidelines, and periodically reviewing and recommending any necessary or appropriate changes to such guidelines;

•
recommending to the Board (i) directors to be appointed to or to fill vacancies on each of our Committees; and (ii) director independence determinations for the Board as a whole and each of our Committees;

•
periodically assessing the appropriate size, composition and leadership structure of the Board as a whole, the needs of the Board and the respective Committees of the Board, and the qualification of director candidates in light of these needs;

•
overseeing periodic self-evaluations of the Board to determine whether it and its Committees are functioning effectively, as well as determining the nature of the evaluation, supervising the conduct of the evaluation; and preparing an assessment of the Board’s performance to be discussed with the Board;

•
reviewing the adequacy of the Charter and Second Amended and Restated Bylaws, as amended (“Bylaws”), and recommending to the Board, as conditions dictate, amendments for consideration by the stockholders; and

•
reviewing plans for the development, retention and succession of our executive officers.

Notice of Annual Meeting of Stockholders and 2024 Proxy Statement | 10

The Nominating and Corporate Governance Committee is responsible for identifying individuals that the Committee believes are qualified to become Board members, as described below in the section entitled “Board Structure and Composition.” Although the Nominating and Corporate Governance Committee has not established a formal policy regarding the consideration of diversity in identifying director nominees, the criteria for individuals qualified to become Board members as set forth in our Corporate Governance Guidelines includes diversity as a factor for consideration. The Nominating and Corporate Governance Committee considers candidates proposed by our stockholders and reviews and evaluates information available to it regarding candidates proposed by stockholders and applies the same criteria, and follows substantially the same process in considering them, as it does in considering other candidates.
The members of our Nominating and Corporate Governance Committee are Ms. Castillo (Chair), Dr. Zhang, and Dr. Kompella. The Board has determined that all Nominating and Corporate Governance Committee members are independent under the listing standards of Nasdaq.
Science and Technology Committee
The Science and Technology Committee’s focus is to identify and assess business development opportunities that diversify and strengthen our product candidate portfolio. The Science and Technology Committee’s scientific expertise will actively provide direction to us in efforts to continue to expand on our mission of offering innovative solutions for unmet needs within healthcare. Among other things, our Science and Technology Committee’s responsibilities include:
•
identifying, reviewing, and recommending to our Board opportunities to grow and diversify our product portfolio;

•
assessing our current programs within preclinical and clinical stages in an effort to recommend strategic opportunities or changes to our portfolio to the Board;

•
periodically providing updates to the Board regarding market trends, competitive analysis, and scientific innovation that are of relevance to us; and

•
participating in due diligence efforts and offering a scientific perspective in the assessment of business development opportunities.

The members of our Science and Technology Committee are Dr. Kompella (Chair), Dr. Fernandes, and Ms. Castillo. Our Board has determined that all Science and Technology Committee members are independent as set forth in Nasdaq’s listing standards.

Notice of Annual Meeting of Stockholders and 2024 Proxy Statement | 11

BOARD GOVERNANCE
Our Board is our ultimate decision-making body, except with respect to those matters reserved to the stockholders. Our Board selects the members of our senior management team, who in turn are responsible for our day-to-day operations. Our Board acts as an advisor and counselor to senior management and oversees their performance.
Our Board consists of directors divided into three classes, with each class holding office for a three-year term. Shankar Musunuri, Ph. D., MBA and Junge Zhang, Ph. D. have been nominated by our Board for election at the Annual Meeting for three-year terms that will expire at our 2027 Annual Meeting of Stockholders and until their successors, if any, are elected or appointed, or upon their earlier death, resignation, retirement, disqualification, or removal. Each of the nominees has agreed to be named and to serve, and we expect each nominee to be able to serve if elected. If any nominee is unable to serve, our Nominating and Corporate Governance Committee will recommend to our Board a replacement nominee. The Board may then designate the replacement nominee to stand for election. If you voted for the unavailable nominee, your vote will be cast for their replacement.
Ramesh Kumar, Ph. D. currently serves as a Class I director of our Board with a term expiring at the Annual Meeting. Dr. Kumar’s service as a member of our Board will end effective as of the date of the Annual Meeting and he is not standing for re-election. After careful consideration, we have elected to reduce the size of our Board from seven to six directors, effective as of the date of the Annual Meeting.
BOARD STRUCTURE AND COMPOSITION

The Nominating and Corporate Governance Committee of our Board is responsible for recommending the composition and structure of our Board and for developing criteria for Board membership. This Committee regularly reviews director competencies, qualities and experiences, with the goal of ensuring that our Board is comprised of an effective team of directors who function collegially and who are able to apply their experience toward meaningful contributions to our business strategy and oversight of our performance, risk management, organizational development and succession planning.
Our Bylaws provide that the number of members of our Board shall be fixed by the Board from time to time. Our Board is currently fixed at seven members. However, as described above, after careful consideration we have elected to reduce the size of our Board from seven to six directors following Dr. Kumar’s departure from our Board, effective as of the date of the Annual Meeting. Our Board is divided into three classes with staggered three-year terms. The Nominating and Corporate Governance Committee is responsible for identifying individuals that the Committee believes are qualified to become Board members.

Notice of Annual Meeting of Stockholders and 2024 Proxy Statement | 12

BOARD GOVERNANCE SUMMARY FACTS

The following table summarizes our current Board structure and key elements of our corporate governance framework:
Governance Item
Size of the Board (set by the Board)	Seven*
Number of Independent Directors	Six**
Independent Chairman of the Board	No
Lead Independent Director	Yes
Board Self-Evaluation	Annual
Review of Independence of the Board	Annual
Independent Directors Meet Without Management Present	Yes
Voting Standard for Election of Directors in Uncontested Elections	Plurality
Diversity of Board Background, Experience, and Skills	Yes
* Includes Dr. Kumar who is not seeking reelection. The Board will consist of 6 members following the Annual Meeting.
** Excludes Dr. Musunuri who is not independent. The Board will consist of 5 independent directors following the Annual Meeting.
BOARD DIVERSITY

Our Corporate Governance Guidelines provide that diversity of background and experience should be considered in determining director candidates as well as other factors such as a candidate’s character, judgment, skills, education, expertise and absence of conflicts of interest. However, we do not have a formal policy concerning the diversity of the Board. Our priority in selection of board members is identification of members who will further the interests of our stockholders through their established records of professional accomplishment, their ability to contribute positively to the collaborative culture among board members, and their knowledge of our business and understanding of the competitive landscape in which we operate and adherence to high ethical standards. Although the Nominating and Corporate Governance Committee does not have a formal diversity policy and does not follow any ratio or formula with respect to diversity in order to determine the appropriate composition of the Board, the Nominating and Corporate Governance Committee and the full Board are committed to creating a board of directors that promotes our strategic objectives and fulfills its responsibilities to our stockholders, and considers diversity of gender, race, national origin, education, professional experience, and differences in viewpoints and skills when evaluating proposed director candidates.
We are proud that 100% of our Board is diverse under the Nasdaq listing rules. Per Nasdaq Rule 5605(f), companies are required to have or explain why they do not have at least two diverse board members including at least one director who self-identifies as Female and at least one director who self-identifies as an Underrepresented Minority or LGBTQ+. Presently, the Board consists of an optimal mix of skills, expertise, and diversity capable of effectively overseeing the execution of our business and meeting our evolving needs, with diversity reflecting gender, age, race, ethnicity, background, professional experience, and perspectives.
The matrix below provides certain highlights of the composition of our Board based on self-identification. Each of the categories listed in the matrix below has the meaning as it is used in Nasdaq Listing Rule 5605(f). The information in the matrix below is based solely on information provided by our directors about their gender and demographic self-identification.

Notice of Annual Meeting of Stockholders and 2024 Proxy Statement | 13

Board Diversity Matrix (as of the Record Date)
Total Number of Directors	7*
	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	3	4*	—	—
Part II: Demographic Background
African American or Black	—	—	—	—
Alaskan Native or Native American	—	—	—	—
Asian	1	4*	—	—
Hispanic or Latinx	—	—	—	—
Native Hawaiian or Pacific Islander	—	—	—	—
White	2	—	—	—
Two or More Races or Ethnicities	—	—	—	—
LGBTQ+	—	—	—	—
Did Not Disclose Demographic Background	—	—	—	—
* Includes Dr. Kumar who is not seeking reelection at the Annual Meeting.
CRITERIA FOR BOARD MEMBERSHIP

The Nominating and Corporate Governance Committee has identified certain criteria that it will consider in identifying director nominees. Important general criteria and considerations for Board membership include:
•
Nominees should have a reputation for integrity, honesty and adherence to high ethical standards.

•
Nominees should have demonstrated business acumen, experience and ability to exercise sound judgments in matters that relate to the current and long-term objectives of the Company and should be willing and able to contribute positively to the decision-making process of the Company.

•
Nominees should have a commitment to understand the Company and its industry and to regularly attend and participate in meetings of the Board and its committees.

•
Nominees should have the interest and ability to understand the sometimes conflicting interests of the various constituencies of the Company, which include stockholders, employees, customers, governmental units, creditors and the general public, and to act in the interest of all stockholders.

•
Nominees should not have, nor appear to have, a conflict of interest that would impair the nominee’s ability to represent the interests of the Company and its stockholders and to fulfill the responsibilities of a director.

•
Nominees shall not be discriminated against on the basis of race, religion, national origin, sex, sexual orientation, disability or any other basis proscribed by law. The value of diversity on the Board should be considered.

•
Nominees should have the potential to serve on the Board for at least five years.

In each of the director biographies above, we highlight the specific experience, qualifications, attributes and skills that led the Board to conclude that the director is qualified to serve on our Board.

Notice of Annual Meeting of Stockholders and 2024 Proxy Statement | 14

INDEPENDENCE OF THE BOARD OF DIRECTORS

Under Nasdaq’s listing standards, a majority of the members of a listed company’s board of directors must qualify as “independent,” as affirmatively determined by the board of directors. Our Board consults with our counsel to ensure that the Board’s determinations are consistent with all relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent Nasdaq listing standards, as in effect from time to time.
Our Board has determined that all our directors, except for Dr. Musunuri, are “independent” directors, as defined under the rules of Nasdaq. Dr. Kumar was not independent when he served as Interim Chief Accounting Officer of the Company from August 17, 2023 through September 15, 2023. In making such determination, our Board considered the relationships that each such non-employee director has with us and all other facts and circumstances that our Board deemed relevant in determining his or her independence, including the beneficial ownership of our common stock by each non-employee director. Our independent directors generally meet in an executive session at each regularly scheduled Board meeting.
BOARD LEADERSHIP STRUCTURE

As presently constituted, the Board represents a deliberate mix of members who have a deep understanding of our business, as well as members who have different skill sets and points of view. The listing requirements of Nasdaq require each listed company to have, or explain why it does not have, two diverse directors on the board, including at least one diverse director who self-identifies as female and at least one diverse director who self-identifies as an underrepresented minority or LGBTQ+. Our current Board composition is in compliance with this requirement.
Also, in response to investor feedback, we recently created a new Lead Independent Director (“LID”) role with robust duties, such as presiding over the executive sessions of the Board, has the authority to call meetings of the independent directors and serve as the principal liaison between the Chairman and the independent directors, among other duties, to ensure the Board’s independent oversight of management. The Board appointed Prabhavathi Fernandes, Ph. D., FIDSA as LID. She has an in-depth understanding of our industry, including the long-term risks and opportunities, the competitive landscape, and the ever-evolving regulatory framework. The Board believes that Dr. Fernandes is best positioned to be the LID through the strategic challenges facing the Company.
BOARD AND STOCKHOLDER MEETING ATTENDANCE

During 2023, the Board of Ocugen met thirteen times; its Audit Committee met eight times; its Compensation Committee met six times; its Nominating and Corporate Governance Committee met four times; and its Science and Technology Committee met five times.
Each board member of Ocugen attended 75% or more of the aggregate number of meetings of the Board and of the Committees on which he or she served, held during the portion of the last fiscal year for which he or she was a director or committee member.
Directors are encouraged, but not required, to attend our annual stockholder meetings. All of the directors attended the 2023 Annual Meeting of Stockholders.
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During 2023, Dr. Fernandes, Ms. Castillo, and Dr. Whittington served as members of our Compensation Committee. During 2023 and as of the date of this report, none of the members of the Compensation Committee was or is one of our officers or employees, and none of our executive officers has served or serves on the Compensation Committee or Board of any company that employed or employs any member of our Compensation Committee or Board.

Notice of Annual Meeting of Stockholders and 2024 Proxy Statement | 15

EVALUATING BOARD EFFECTIVENESS

The Board is committed to continuous improvement and annual self-evaluation is an important tool for evaluating effectiveness. The Board and each Committee conducts rigorous annual self-evaluations of their performance and effectiveness.

PROCESS BEGINS

The Nominating and Corporate Governance Committee initiates and oversees the Board evaluation process, which is conducted at the end of the calendar year.

Each Committee conducts an initial evaluation of its own effectiveness.

EVALUATION

During the evaluation process, the Nominating and Corporate Governance Committee assesses several factors, including:

- Director independence and qualifications to serve on the various Committees, and
- Committee chair assignments and membership rotations.

The Nominating and Corporate Governance Committee also reviews the effectiveness of the overall evaluation process and considers whether to conduct the evaluation through an external third-party provider.

PRESENTATION OF EVALUATION RESULTS

The results of the Board and Committees' evaluations are presented, in executive session, at a subsequent Board and Committee meeting, as appropriate.

FOLLOW-UP

Any results requiring additional consideration are addressed at future Board and Committee meetings, as appropriate.

Notice of Annual Meeting of Stockholders and 2024 Proxy Statement | 16

DIRECTOR COMPENSATION PROGRAM
We have designed and implemented our compensation program for our non-employee directors to attract, motivate, and retain individuals who are committed to our values and goals and who have the expertise and experience that we need to achieve those goals. Our Compensation Committee periodically reviews our compensation program for non-employee directors, including how our non-employee director compensation compares to our peer group and market trends.
Under our compensation program for our non-employee directors as in effect for 2023, each non-employee member of our Board was entitled to the following compensation:
•
Initial Equity Grant. Initial grant of stock options to purchase shares of common stock with a grant date fair value of $285,000, vesting monthly over three years, subject to continued service on the Board.

•
Annual Equity Grant. An annual grant of stock options with a grant date fair value of $285,000, granted on the date of our Annual Meeting, and will vest at the earlier of the one-year anniversary of the grant date or the next Annual Meeting of Stockholders, subject to continued service on the Board.

•
Cash Retainers.  Cash retainers (to be paid in four quarterly installments) as described below:

2022 and 2023 Compensation Category	Amount
Annual Base Cash Retainer	$40,000
Annual Additional Lead Independent Director Cash Retainer	$20,000
Additional Committee Chair Compensation:
Audit Committee	$20,000
Compensation Committee	$15,000
Nominating and Corporate Governance Committee	$10,000
Science and Technology Committee	$15,000
Additional Committee Membership Compensation:
Audit Committee	$10,000
Compensation Committee	$7,500
Nominating and Corporate Governance Committee	$5,000
Science and Technology Committee	$7,500
In September 2023, our Board amended the non-employee director compensation policy to provide an additional cash retainer of $20,000 for the Lead Independent Director. In December 2023, based on the recommendation of our Compensation Committee, our Board amended the non-employee director compensation program for fiscal year 2024 to decrease the grant date fair value of annual and joining equity grants from $285,000 to $170,000.

Notice of Annual Meeting of Stockholders and 2024 Proxy Statement | 17

2023 DIRECTOR COMPENSATION

The following table presents the total compensation for each of our non-employee directors who served as a member of our board of directors during the fiscal year ended December 31, 2023. Dr. Musunuri did not receive any additional compensation for his service as a Chairman of our Board. Dr. Musunuri’s compensation as an employee is described under “Executive Compensation” below.
Name	Fee Earned or Paid in Cash	Stock Option Awards (1)	All Other Compensation	Total
Uday B. Kompella, Ph. D.	$60,000	$42,125	—	$102,125
Ramesh Kumar, Ph. D. (2)	$52,609	$42,125	$49,279	$144,013
Marna C. Whittington, Ph. D.	$61,196	$42,125	—	$103,321
Junge Zhang, Ph. D.	$45,000	$42,125	—	$87,125
Kirsten Castillo, MBA	$68,696	$42,125	—	$110,821
Prabhavathi Fernandes, Ph. D., FIDSA	$82,500	$42,125	—	$124,625
(1)Amounts represent the grant date fair value of stock option awards granted during 2023, computed in accordance with the Financial Accounting Standards Board Accounting Standards Codification (ASC) Topic 718, Compensation—Stock Compensation (ASC 718). For a discussion of the assumptions we employ in determining the fair value of stock option awards, please see Item 7. “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our 2023 Annual Report. The aggregate number of stock options outstanding on December 31, 2023 was 408,631 for Dr. Kompella, 399,131 for Dr. Kumar, 358,679 for Dr. Whittington, 360,631 for Dr. Zhang, 406,631 for Ms. Castillo, and 415,131 for Dr. Fernandes.
(2)On March 20, 2024, Dr. Kumar notified us that he will not stand for re-election upon expiration of his current term. Amounts reported as “All Other Compensation” above represent compensation for services as our Interim Chief Accounting Officer from August 17, 2023 to September 15, 2023.
Director Stock Ownership Guidelines. To further align the interests of our directors and executive officers and our stockholders, the Board adopted stock ownership guidelines in March 2022. In the case of our non-employee directors, the guidelines require that each director owns shares of our common stock that have an aggregate fair market value equal to or greater than five times the annual base cash retainer. Individuals have five years after first becoming subject to the guidelines to attain the requisite level of stock ownership.

Notice of Annual Meeting of Stockholders and 2024 Proxy Statement | 18

EXECUTIVE OFFICERS
The following table sets forth the name, position, and age of each of our executive officers as of the date of this Proxy Statement:
Name	Position	Age
Shankar Musunuri, Ph. D., MBA	Chief Executive Officer	60
Arun Upadhyay, Ph. D.	Chief Scientific Officer, Head of Research & Development	42
Huma Qamar, M.D., MPH, CMI	Chief Medical Officer	40
Michael Breininger, CPA, MBA, LSSBB	Controller, Chief Accounting Officer	41

Shankar Musunuri, Ph. D., MBA, 60, has served as Chairman of the Board and as our Chief Executive Officer since going public in September 2019. Dr. Musunuri has served as the Co-Founder and Chairman of Ocugen since its founding in 2013 and has additionally served as Chief Executive Officer since May 2015. Dr. Musunuri is a seasoned industry veteran with about 30+ years of results-driven experience encompassing research and development, operations, and business management including commercial operations in biotechnology as well as pharmaceutical companies. After a long tenure at Pfizer, he founded Nuron Biotech, Inc., which he grew to a commercial company in less than three years, serving as President, CEO and board member. Dr. Musunuri spent nearly fifteen years at Pfizer, where he held various positions of increasing leadership and responsibility. Dr. Musunuri obtained his Ph. D. in Pharmaceutical Sciences from the University of Connecticut and an MBA from Duke University’s Fuqua School of Business. He is a recipient of the Distinguished Alumnus Award from the University of Connecticut’s School of Pharmacy and serves on the Board of Advisors at Duke University’s Duke Innovation and Entrepreneurship.

Arun Upadhyay, Ph. D., 42, has served as our Chief Scientific Officer since September 2022 and became an executive officer, effective January 1, 2023. Prior to that, Dr. Upadhyay held roles of increasing responsibility since joining us as a Senior/Principal Scientist in February 2017, including serving as our Senior Vice President and Head of Research & Development from December 2021 to September 2022, serving as our Vice President and Head of Research & Development from December 2020 to December 2021, and serving as our Senior Director, Head of Discovery from December 2018 to December 2020. Dr. Upadhyay has over 20 years of experience across the biotechnology industry, academia, and government institutions, focused on discovery research, innovation, and product development. He successfully led multidisciplinary R&D functions including discovery, preclinical and clinical development of mAbs, bispecific, vaccines, and cell and gene therapy-based products. He led cutting-edge molecular and cell biology research contributing to the development of new therapeutics for infectious, ophthalmic, and degenerative diseases. He managed the team responsible for process and analytical development, formulation design for biologics and gene therapy-based products, tech-transfer, scale-up, manufacturing of drug product, and supply logistics to clinical sites. He has worked extensively in drug development consisting of lead identification and target validation—ranging from small molecules to biologics and advanced cell and gene therapy modalities. Prior to joining Ocugen, Dr. Upadhyay led ophthalmic drug development and delivery research at the University of Colorado Denver in the Department of Pharmaceutical Sciences. There he was instrumental in designing therapeutics for ophthalmic diseases; engineering biopolymers scaffold; and developing novel approaches, such as design of cell and tissues specific targeting peptides and nanosystems, for sustained and targeted drug delivery systems for peptide, proteins, RNA, and DNA to cells and tissues. Dr. Upadhyay led engineering of polymeric micro and nano carriers’ systems and adjuvant approaches to encapsulate vaccine antigens to enhance immunogenicity and protective immunity. Dr. Upadhyay received his Ph. D. in Biotechnology from the National Institute of Immunology and an MSc in Biotechnology

Notice of Annual Meeting of Stockholders and 2024 Proxy Statement | 19

from Jawaharlal Nehru University, New Delhi, India. He was awarded the American Association of Pharmaceutical Scientists’ “Innovation in Nanotechnology Award” for developing novel ocular drug delivery systems. Dr. Upadhyay has authored more than 40 scientific publications and holds more than 15 patents.

Huma Qamar, M.D., Ph. D., CMI, 40, has served as our Chief Medical Officer since March 2024 and became an executive officer, effective March 18, 2024. Dr. Qamar has worked in the clinical research field for some of the most renowned Ivy League institutions such as Yale University, Harvard University, and the University of Pennsylvania. She has robust experience in developing Phase I-IV clinical protocols and execution of clinical studies, FDA inspections, billing and compliance audits, and medical affairs team management. She has expertise in multiple therapeutic area, including gene and cell therapy, vaccines, oncology (Heme-Onc, CAR-T, rare tumors, sarcoma, melanoma, women’s health, GU & GI, fetal oncology), rheumatology, dermatology, neurology, cariology, hepatology, and infectious diseases. She was instrumental overseeing Vaccine and Phase 1/2 of Retinitis Pigmentosa trials as VP, Head of Clinical Development & Clinical Operations for Ocugen. Dr. Qamar has recently served as the Chief Scientific Officer & Head of R&D Program at Medicus Pharma LTD.

Michael Breininger, CPA, MBA, LSSBB, 41, has served as our Controller since August 2023 and our Chief Accounting Officer since September 2023. Mr. Breininger is currently serving in his role pursuant to a twelve-month agreement between the Company and CFGI. Mr. Breininger is a Managing Director with CFGI, the nation’s largest non-audit accounting advisory firm, where he assists clients across various industries with matters such as, but not limited to, SEC compliance, SOX compliance, internal controls, audit preparation, technical accounting, financial reporting, project management, and many other matters. Prior to joining CFGI, Mr. Breininger was with PricewaterhouseCoopers, LLP, where he managed audit and assurance services for large, global companies. Mr. Breininger is a Certified Public Accountant within Pennsylvania as well as a Lean Six Sigma Black Belt. Michael holds a Bachelor of Science in Accounting from West Chester University and a Master of Business Administration, Finance from Saint Joseph’s University. He is a member of the American Institute of Certified Public Accountants (“AICPA”) and the Pennsylvania Institute of Certified Public Accountants (“PICPA”).

Notice of Annual Meeting of Stockholders and 2024 Proxy Statement | 20

CORPORATE GOVERNANCE
BOARD OVERSIGHT OF COMPANY CULTURE AND ENVIRONMENTAL, SOCIAL, AND GOVERNANCE (“ESG”) HIGHLIGHTS

The Board is committed to fostering a strong culture of compliance and ethical conduct and has structured its Committees and their activities to support this commitment. The Board supports management’s promotion of a corporate culture of integrity, ethical behavior, and compliance with laws and regulations, and ensures that our culture and strategy are aligned. The Board expects all directors, as well as officers and employees, to conduct themselves in a manner consistent with our Code of Conduct and our values. The Board believes that a strong culture of integrity, ethics, and compliance is fundamental to the conduct of our business, and is necessary for managing risk, maintaining investor trust, and ensuring corporate governance.
In fiscal year 2023, our notable ESG highlights include:
•
Our focus on further cultivating inclusion, advancing environmental sustainability, and promoting healthier lives for our employees and communities;

•
Our commitment to becoming a more environmentally friendly workplace and taking efforts to reduce our use of plastic internally;

•
Our employees’ acknowledgement and adherence to several policies including our Whistleblower Policy and Insider Trading Policy covering Anti-Hedging and Anti-Pledging prohibited practices;

•
Our continued focus on expanding our commitment to diversity and inclusion across our entire workforce, including working with managers to develop strategies for building diverse teams and promoting the advancement of employees from diverse backgrounds. We value the diversity of our employees and take pride in our commitment to diversity and inclusion across all levels of our organizational structure, including our Board;

•
Our expansion of wellness benefits to include offerings such as pre-tax flexible spending accounts for dependent care and employer-assisted health savings accounts for employees who elected eligible medical plans;

•
Our encouragement of healthy lifestyle choices through on-site fitness center offerings for our employees; and

•
Our commitment and enhancements related to cybersecurity and data protection via our adoption of web and email security, data backup solutions, VPN connections, antivirus solutions, and a company-wide firewall of incoming and outgoing internet traffic.

Notice of Annual Meeting of Stockholders and 2024 Proxy Statement | 21

CORPORATE GOVERNANCE AND RISK MANAGEMENT

We are committed to good corporate governance and integrity in our business dealings. Our governance practices are documented in our Charter, our Bylaws, our Code of Conduct, our Corporate Governance Guidelines and the charters of the Committees. Aspects of our governance documents are summarized below. You can find the charter for each Committee of the Board and our Code of Conduct on our website www.Ocugen.com under “Investors.”
We have a written set of Corporate Governance Guidelines that are designed to help ensure effective corporate governance of our Company. Our Corporate Governance Guidelines cover topics including, but not limited to, director responsibilities, director qualification standards, director access to management and independent advisors, director compensation, director orientation and continuing education, the periodic evaluations of our Board and its Committees and succession planning. Succession planning for the Board is critical to our success. Our goal is to achieve a Board that provides effective oversight of the Company through the appropriate balance of diversity of perspectives, experience, expertise and skills. Our Corporate Governance Guidelines are reviewed periodically by the Nominating and Corporate Governance Committee to assess the adequacy of the corporate governance guidelines and recommend any proposed changes to the Board. The Corporate Governance Guidelines are amended by our Board when appropriate. The full text of our Corporate Governance Guidelines is available on our website at www.ocugen.com.
The Board’s role in risk oversight is consistent with our leadership structure, with management having day-to-day responsibility for assessing and managing our risk exposure and the Board actively overseeing management of our risks, both at the Board and Committee level. The risk oversight process includes receiving regular reports from Committees and our executive officers to enable our Board to understand our risk identification, risk management and risk mitigation strategies with respect to areas of potential material risk, including operations (including cyber-security), finance, legal, regulatory, strategic and reputational risk.
The Board focuses on the overall risks affecting us. Each Committee has been delegated the responsibility for the oversight of specific risks that fall within its areas of responsibility. For example:
•
The Audit Committee oversees management of financial reporting, compliance and litigation risks, including risks related to our insurance, information technology, cybersecurity, human resources and regulatory matters, as well as the steps management has taken to monitor and control such exposures.

•
The Compensation Committee is responsible for overseeing the management of risks relating to our executive compensation policies, plans and arrangements and the extent to which those policies, plans and arrangements increase or decrease risk for the Company.

•
The Nominating and Corporate Governance Committee manages risks associated with the independence of the Board, potential conflicts of interest and the effectiveness of the Board.

While each Committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board is regularly informed through Committee reports about such risks. Matters of significant strategic risk are considered by our entire Board.
CODE OF CONDUCT

We have a written Code of Conduct that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. The Code of Conduct covers fundamental ethical and compliance-related principles and practices such as accurate accounting records and financial reporting, avoiding conflicts of interest, the protection and use of our property, compliance with legal and regulatory requirements and internal reporting procedures for violations of the code. The Code of Conduct is available on our website at https://ir.ocugen.com/corporate-governance and any amendments to the Code of Conduct, or any waivers of its requirements, will be disclosed on our website or in a Current Report on Form 8-K which we will file with the SEC.
Only the Board may waive any specific provision of this Code of Conduct for directors and executive officers. The compliance officer may waive any specific provision of this Code of Conduct for employees other than

Notice of Annual Meeting of Stockholders and 2024 Proxy Statement | 22

director and executive officers. In the event of an approved waiver involving the conduct of a director or executive officer, appropriate and prompt disclosure, including disclosure of the reasons for the waiver, must be made to our stockholders as required by applicable law and stock exchange rules. The Board shall be responsible for monitoring compliance with the Code of Conduct and shall assess the adequacy of the Code of Conduct periodically and approve any changes to the Code of Conduct.
INSIDER TRADING POLICY

Our insider trading policy applies to all of our employees, including our executive officers and directors. The policy, among other things, prohibits (i) trading in call or put options involving our securities and other derivative securities; (ii) engaging in short sales of our securities; (iii) holding our securities in a margin account or pledging our securities to secure margin or other loans; and (iv) engaging in any forms of hedging or monetization transactions, such as zero-cost collars and forward sale contracts.
COMPENSATION RECOVERY POLICY

Our Board adopted an amended and restated compensation recovery policy effective as of September 15, 2023, in compliance with the Nasdaq listing rules, which requires recovery from executive officers of incentive-based compensation that is earned, granted or vested based on the achievement of a financial reporting measure in the event of a required accounting restatement of previously issued financial statements. The recoverable compensation includes any compensation received after the effective date of the compensation recovery policy and in the three-year fiscal period preceding the date we were required to prepare the accounting restatement that is in excess of the amount that would have been earned, paid or vested had it been calculated based on the restated financial statements. Recovery is required regardless of fault or a covered officer’s role in the financial reporting process. The compensation recovery policy has been filed as Exhibit 97 to our Annual Report on Form 10-K for the year ended December 31, 2023. At no time during or after the year ended December 31, 2023, was the company required to prepare an accounting restatement that required recovery of erroneously awarded compensation pursuant to the compensation recovery policy, nor was there, on December 31, 2023, an outstanding balance of erroneously awarded compensation to be recovered from the application of the policy to a prior restatement.
DELINQUENT SECTION 16(A) REPORTS

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who beneficially own more than 10% of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and other equity securities. Officers, directors and greater than 10% beneficial owners are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.
To our knowledge, based solely on our review of Forms 3, 4 and 5, and any amendments thereto, filed by such reporting persons and/or written representations that no Form 5 was required, we believe that during the fiscal year ended December 31, 2023, all filing requirements applicable to our executive officers, directors and persons who beneficially own more than ten percent of a registered class of our equity securities under the Exchange Act were met in a timely manner except for one late Form 3 filing for Michael Breininger with respect to his appointment as an executive officer. Mr. Breininger does not own any securities of Ocugen.
FAMILY RELATIONSHIPS

There are no family relationships among any of our directors or executive officers.

Notice of Annual Meeting of Stockholders and 2024 Proxy Statement | 23

POLICIES AND PROCEDURES FOR RELATED PARTY TRANSACTIONS

Our Board has adopted a Related Party Transactions Policy setting forth the policies and procedures for the review and approval or ratification of related party transactions. This policy covers any financial transactions, arrangements, or relationships, or any series of similar transactions, arrangements, or relationships, in which we were or are to be a participant in which any related person had, has, or will have a direct or indirect material interest. Our management is responsible for determining whether a transaction is a related party transaction subject to our policy, and upon subject determination, is responsible for disclosing the material facts concerning the transaction and the related party’s interest in our transaction to our Audit Committee. In reviewing and approving any such transactions, our Audit Committee is required to consider all available relevant facts and circumstances with respect to the transaction and shall evaluate all available options, including ratification, revision, or termination of the transaction. All of the transactions described under “Certain Relationships and Related Party Transactions” below were either approved or ratified in compliance with our Related Party Transactions Policy.
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Described below are any transactions occurring since January 1, 2022 and any currently proposed transactions to which the amount involved exceeded, or will exceed, $120,000 (or, if less, 1% of the average of our total assets at December 31, 2022 and 2023), we were a party and in which: a director, executive officer, holder of more than 5% of our outstanding capital stock, or any member of such person’s immediate family that has or will have a direct or indirect material interest, other than the compensation, termination, and change in control arrangements that are described in “Executive Compensation.”
Sponsored Research Agreement with University of Colorado, Denver
In February 2021, we entered into a sponsored research agreement (as amended, the “UoC Agreement”) with the Regents of the University of Colorado, for and on behalf of the University of Colorado, Denver (“UoC Denver”). The UoC Agreement was effective as of December 15, 2020. Pursuant to the UoC Agreement, UoC Denver agreed to provide certain specified research services related to viral vector formulations for targeted delivery to treat retinal diseases. As consideration for the performance of such services, we agreed to pay UoC Denver a total of approximately $250,000. The research services were to be carried out under the direction and supervision of Dr. Kompella, a member of our Board. The UoC Agreement contained customary terms related to confidentiality, publicity rights to research results and intellectual property, and indemnification. The UoC Agreement terminated in September 2023.
Collaborations with Advaite, Inc.
In December 2021, we entered into an agreement with Advaite, Inc. (“Advaite”) to purchase 2,000 COVID-19 SalivaDirect™ Collection Test Kits (the “Test Kit”) for use in our Phase 2/3 immuno-bridging and broadening safety trial for COVAXIN. Pursuant to the agreement, we agreed to pay $320,000 to Advaite for such COVID-19 test kits and the processing of such test kit samples. Additionally, in October 2022, we placed an order for an additional 500 Test Kits and the processing of such test kit samples in the amount of $80,000.
In March 2022, we entered into a services agreement with Advaite to engage them to develop and validate bioanalytical methods for SARS-CoV-2 Spike S1 ELISA, in support of our trials and ongoing research. Pursuant to the services agreement, we agreed to pay approximately $295,000 to Advaite for such services. In December 2023, we terminated the services agreement.
Advaite was co-founded and is being managed by Mr. Karthik Musunuri, the son of our Chairman of the Board and CEO, Dr. Shankar Musunuri.
Employment Agreements
For information on employment arrangements and compensation for service as our officers or on our Board, see “Director Compensation” and “Executive Compensation” sections of this Proxy Statement.

Notice of Annual Meeting of Stockholders and 2024 Proxy Statement | 24

Indemnification Agreements
Our Charter and Bylaws requires us to indemnify our directors and officers to the fullest extent permitted by Delaware law. We also entered into indemnity agreements with certain officers and directors. These agreements provide, among other things, that we will indemnify the officer or director, under the circumstances and to the extent provided for in the agreement, for expenses, damages, judgments, fines, and settlements he or she may be required to pay in actions or proceedings which he or she is or may be made a party by reason of his or her position as a director, officer, or other agent of us, and otherwise to the fullest extent permitted under Delaware law and our Bylaws and Charter.

Notice of Annual Meeting of Stockholders and 2024 Proxy Statement | 25

ITEM 1: ELECTION OF CLASS I DIRECTORS FOR A THREE-YEAR TERM EXPIRING IN 2027

At the Annual Meeting, our stockholders will vote on the election of two Class I director nominees named in this Proxy Statement as directors, each to serve until our 2027 Annual Meeting of Stockholders and until their respective successors are elected and qualified. Our Board has unanimously nominated Shankar Musunuri, Ph. D., MBA and Junge Zhang, Ph. D. for election to our Board at the Annual Meeting.
Each of the nominees has agreed to be named and to serve, and we expect each nominee to be able to serve if elected. If any nominee is unable to serve, the Nominating and Corporate Governance Committee will recommend to our Board a replacement nominee. The Board may then designate the replacement nominee to stand for election. If you voted for the unavailable nominee, your vote will be cast for their replacement.
OUR BOARD UNANIMOUSLY RECOMMENDS STOCKHOLDERS VOTE FOR THE ELECTION OF SHANKAR MUSUNURI PH. D., MBA AND JUNGE ZHANG, PH. D.

Notice of Annual Meeting of Stockholders and 2024 Proxy Statement | 26

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES
The Audit Committee has appointed and engaged Ernst & Young to serve as our Independent Registered Public Accounting Firm to audit our consolidated financial statements for the 2024 fiscal year and to perform audit-related services.
The Audit Committee works with our management in order to negotiate appropriate fees with our Independent Registered Public Accounting Firm and is ultimately responsible for approving those fees. The following is a summary and description of fees for services provided by the Independent Registered Public Accounting Firm, Ernst & Young, in fiscal years 2023 and 2022. Other than as set forth below, no professional services were rendered, or fees billed by Ernst & Young during fiscal years 2023 and 2022.
Service	2023	2022
Audit Fees	$812,500	$790,000
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—
Total	$812,500	$790,000
“Audit Fees” means the fees billed or incurred by Ernst & Young for professional services rendered in connection with the annual audit, and quarterly reviews of our consolidated financial statements for the years ended December 31, 2023, and 2022, and the fees billed in connection with the filing of registration statements with the SEC.
“Audit-Related Fees” consisted of amounts paid to Ernst & Young for assurance and related services reasonably related to the performance of the audit or review of the financial statements and that are not reported under the “Audit Fees” category. There were no such fees incurred during the years ended December 31, 2023, or 2022.
“Tax Fees” consisted of amounts paid to Ernst & Young for tax compliance and consulting. There were no such fees incurred during the years ended December 31, 2023, or 2022.
AUDIT COMMITTEE PRE-APPROVAL POLICIES AND PROCEDURES

The Audit Committee is responsible for appointing, setting compensation for, and overseeing the work of the Independent Registered Public Accounting Firm. The Audit Committee Charter establishes a policy that all audit and permissible non-audit services provided by our Independent Registered Public Accounting Firm, Ernst & Young, will be pre-approved by the Audit Committee. The Audit Committee can pre-approve specified services in defined categories of audit services and audit-related services up to specified amounts as part of the Audit Committee’s approval of the scope of the engagement of Ernst & Young or on an individual case-by-case basis before Ernst & Young is engaged to provide a service. All such audit services were pre-approved in accordance with this policy during the fiscal year ended December 31, 2023. Ernst & Young has not been engaged to perform any non-audit services or tax services.

Notice of Annual Meeting of Stockholders and 2024 Proxy Statement | 28

AUDIT COMMITTEE REPORT
The Audit Committee has reviewed and discussed the audited consolidated financial statements for the fiscal year ended December 31, 2023, with management and our Independent Registered Public Accounting Firm, Ernst & Young. The Audit Committee has discussed with Ernst & Young the matters required to be discussed by the applicable requirements of the auditing standards of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. The Audit Committee has also received the written disclosures and the letter from Ernst & Young required by applicable requirements of the PCAOB regarding Ernst & Young’s communications with the Audit Committee concerning independence and has discussed with Ernst & Young the firm’s independence. Based on the foregoing, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in our 2023 Annual Report for filing with the SEC.
Ocugen, Inc.
Audit Committee
Chair: Marna C. Whittington, Ph. D.
Prabhavathi Fernandes, Ph. D., FIDSA
Kirsten Castillo, MBA
ITEM 2: RATIFICATION OF APPOINTMENT OF ERNST & YOUNG AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2024

The Audit Committee has appointed and engaged Ernst & Young to serve as our Independent Registered Public Accounting Firm to audit our consolidated financial statements for the 2024 fiscal year and to perform audit-related services. Stockholders are hereby asked to ratify the Audit Committee’s appointment of Ernst & Young as our Independent Registered Public Accounting Firm for the 2024 fiscal year.
The Audit Committee is solely responsible for selecting our independent auditors. Although stockholder ratification of the appointment of Ernst & Young to serve as our Independent Registered Public Accounting Firm is not required by law or our organizational documents, the Board has determined that it is desirable to seek stockholders’ ratification as a matter of good corporate governance in view of the critical role played by Independent Registered Public Accounting Firms in maintaining the integrity of financial controls and reporting. If the stockholders do not ratify the appointment of Ernst & Young, the Audit Committee will reconsider its selection and whether to engage an alternative Independent Registered Public Accounting Firm.
Representatives of Ernst & Young are expected to attend the Annual Meeting where they will be available to respond to appropriate questions and, if they desire, to make a statement.
THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR THE RATIFICATION OF ERNST & YOUNG AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 2024.

Notice of Annual Meeting of Stockholders and 2024 Proxy Statement | 29

EXECUTIVE COMPENSATION
SUMMARY COMPENSATION TABLE

The following table shows for the years ended December 31, 2023, and 2022 the compensation awarded to, paid to, or earned by our 2023 NEOs, who include our Chief Executive Officer, our two other most highly compensated executive officers who were serving as of December 31, 2023, and up to two additional individuals for whom disclosure would have been provided but for the fact that such individual was no longer serving as an executive officer as of December 31, 2023.
Our NEOs include:
•
Shankar Musunuri, Ph. D., MBA, Chief Executive Officer;

•
Arun Upadhyay, Ph. D., Chief Scientific Officer;

•
Michael Breininger, CPA, MBA, LSSBB, Corporate Controller, Interim Chief Accounting Officer;

•
Quan Vu, Former Chief Financial Officer and Chief Business Officer; and

•
Jessica Crespo, CPA, Former Chief Accounting Officer and principal accounting officer.

Name and Principal Position	Year (1)	Salary ($)	Bonus (2)	Stock Awards (3)	Option Awards (4)	All Other Compensation (5)	Total Compensation ($)
Shankar Musunuri, Ph. D., MBA Chief Executive Officer	2023	757,900	102,544	1,844,263	1,826,722	3,802	4,535,231
	2022	715,000	474,260	1,635,669	4,825,681	12,200	7,662,810
Arun Upadhyay, Ph. D. Chief Scientific Officer	2023	466,200	126,398	394,905	391,115	5,458	1,384,076

Michael Breininger, CPA, MBA, LSSBB (6) Corporate Controller, Interim Chief Accounting Officer (6)	2023		—	—	—	226,935	226,935

Quan Vu (7) Former Chief Financial Officer and Chief Business Officer	2023	250,575	45,000	170,491	168,848	155,199	790,113

Jessica Crespo, CPA (8) Former Chief Accounting Officer and principal accounting officer	2023	88,705			305,913	317,682	712,300
	2022	358,854	146,025	167,937	500,126	12,200	1,185,142
(1)Dr. Upadhyay, Mr. Breininger, and Mr. Vu were not NEOs for 2022, and accordingly compensation information is only disclosed for 2023.
(2)Amounts reflected in this column represent cash bonuses based on annual performance earned in the applicable year and paid in the following year, except that amounts reported for Mr. Vu reflect a $45,000 relocation bonus paid pursuant to his employment agreement.
(3)Amounts reflected in this column represent the aggregate grant date fair value of Restricted Stock Units (“RSU”) granted during the applicable fiscal year, determined by the market price of our common stock on the grant date in accordance with ASC 718. For a discussion of the assumptions which we employ in determining the grant date fair value of RSUs, please see Item 7. “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our 2023 Annual Report.
(4)Except as otherwise noted below, amounts reflected in this column represent the aggregate grant date fair value of stock option awards granted during the applicable fiscal year, computed in accordance with ASC

Notice of Annual Meeting of Stockholders and 2024 Proxy Statement | 31

718. For a discussion of the assumptions which we employ in determining the grant date fair value of stock option awards, please see Item 7. “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our 2023 Annual Report.
(5)Except as otherwise indicated, amounts reflected in this column are matching contributions made under our 401(k)-retirement plan and amounts related to group term life insurance premiums for the respective fiscal year. With respect to Mr. Vu, amounts in this column also include (i) $141,667 in severance payments made in 2023 pursuant to a release agreement; and (ii) payment of COBRA premiums in the amount of $11,226.
(6)Michael Breininger joined us as our Corporate Controller in August 2023, and, effective September 15, 2023, serves as our Chief Accounting Officer pursuant to a consulting agreement with CFGI (as discussed below within Consulting Agreements). The amounts reported in the “All Other Compensation” column for Mr. Breininger represent the annualized compensation of $630,000 paid to CFGI for Mr. Breininger’s services, pro-rated based on the duration of 2023 in which he served in this role.
(7)Quan Vu joined us as our Chief Business Officer on February 1, 2023. Effective August 14, 2023, Quan Vu stepped down as the Chief Financial Officer/Chief Business Officer, and as principal financial officer and principal accounting officer, of Ocugen, Inc. Mr. Vu’s annual base salary of $425,000 was pro-rated based on the duration of his employment, and the separation from employment was treated as a severance qualifying event under Mr. Vu’s employment agreement.
(8)Jessica Crespo resigned from the Company on March 10, 2023. The amounts reported in the “base salary” column for Ms. Crespo represent her base salary received in 2023 prior to the termination of her employment. The amounts reported in the “All Other Compensation” column for Ms. Crespo represent $308,750 in severance payments made in 2023 pursuant to a separation agreement and general release, and $8,932 of matching contributions made under our 401(k)-retirement plan.

Notice of Annual Meeting of Stockholders and 2024 Proxy Statement | 32

NARRATIVE EXPLANATION OF CERTAIN ASPECTS OF THE SUMMARY COMPENSATION TABLE

The compensation paid during the year ended December 31, 2023 to Ocugen’s NEOs who are employees, consisted of the following components:
•
Base salaries;

•
Annual cash incentives; and

•
Long-term equity incentives.

Direct compensation for our NEOs who are employees primarily consists of three principal components: base salary, annual cash incentive opportunities, and equity based LTI awards.
Base Salary
Base salary represents the fixed portion of an executive officer’s compensation and is intended to provide compensation for day-to-day performance. The Compensation Committee believes that a competitive base salary is a necessary element of any compensation program that is designed to attract and retain talented and experienced executives. Base salaries are reviewed annually, typically in connection with the annual performance review process, and adjusted from time to time to take into account market levels, individual responsibilities, performance, and experience.
In December 2022, based on our Compensation Committee’s review and recommendation, our Board decided to increase Dr. Musunuri’s base salary for fiscal year 2023 from $715,000 to $757,900. For the 2023 fiscal year, the annual base salary for Dr. Upadhyay, Mr. Vu, and Ms. Crespo was equal to $466,200, $425,000, and $390,000, respectively.
Annual Cash Incentive
The Compensation Committee believes that performance-based cash incentive bonuses play an important role in providing incentives to executives to achieve annual corporate goals. For fiscal year 2023, the Compensation Committee approved target annual incentive bonuses and developed a framework for determining the payout percentage.
Each NEO who is an employee has a target annual cash incentive amount, which is expressed as a percentage of his/her salary. This target is set forth in each such NEO’s employment agreement and is evaluated by our Compensation Committee annually based upon a review of the peer group and industry data provided by FW Cook, as well as other items used in the process for determining executive officer compensation, as described above. From time to time, our Board or Compensation Committee may approve other discretionary or formulaic annual bonuses for the NEOs based on corporate performance (for CEO) and corporate as well as individual performance for other NEOs, as otherwise determined to be appropriate.
For the 2023 fiscal year, the approved annual incentive targets for Dr. Musunuri, Dr. Upadhyay, Mr. Vu and Ms. Crespo was equal to 66%, 45%, 45%, and 45%, respectively, of such NEO’s annual base salary.
The corporate performance metrics for 2023 included advancing product pipeline & clinical development, focused business development, operational & manufacturing excellence, and financial execution, corporate responsibility & talent management. Even though gene therapies progressed well as planned in the clinic, the Compensation Committee considered overall business factors including cash runway and market conditions, and recommended fraction of target bonus as corporate performance. Based on this corporate performance recommendation, our Board approved $102,544 as bonus for the CEO, Dr. Musunuri. The Compensation Committee approved $126,398 bonus for Dr. Upadhyay, NEO, and this bonus includes corporate as well as individual performance metrics.
Long-Term Incentive Compensation
We believe that equity grants provide the NEOs with a strong link to long-term performance and retention incentives, create an ownership culture, and help to align the interests of executive officers and stockholders.

Notice of Annual Meeting of Stockholders and 2024 Proxy Statement | 33

Our general practice has been to grant stock option awards to each executive officer at the start of employment and on an annual basis for performance and retention purposes. Stock options or other equity-based awards may also be granted for accomplishments of specific milestones. The size and value of annual equity awards are based on considerations included in the process for determining executive compensation, and for 2023, were based in part on the recommendations of FW Cook.
In December 2022, the Compensation Committee approved a new LTI mix beginning in 2023, which changed from 25% RSUs and 75% time-based stock options to 50% RSUs and 50% time-based stock options. Additionally, in response to stockholder feedback, in December 2023 the Compensation Committee approved a new LTI mix for 2024, which changed from 50% RSUs and 50% time-based stock options to 50% PSUs and 50% time-based stock options.

Notice of Annual Meeting of Stockholders and 2024 Proxy Statement | 34

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END

The following table summarizes the number of shares of our common stock underlying outstanding equity awards for each of our NEOs as of December 31, 2023.
		Option Awards				Stock Awards
Name and Principal Position (1)	Vesting Commencement Date (2)	Number of Securities Underlying Unexercised Options (#) Exercisable (a)	Number of Securities Underlying Unexercised Options (#) Unexercisable (b)	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($) (3)
Shankar Musunuri, Ph. D., MBA Chairman of the Board and CEO	8/26/15	86,292	—	$1.88	8/26/25	—	—
	1/2/20	326,543	—	$0.51	1/2/30	—	—
	5/7/20	529,764	—	$0.33	5/7/30	—	—
	1/1/21	1,171,333	585,667	$1.83	1/1/31	—	—
	4/19/21	394,000	—	$5.64	4/19/31	—	—
	1/3/22	417,766	835,533	$4.72	1/3/32	—	—
	1/3/22	—	—	—	1/3/32	231,027	$132,841
	1/3/23	—	1,771,654	$1.25	1/3/33	—	—
	1/3/23	—	—	—	1/3/33	1,475,410	$848,361
Arun Upadhyay, Ph. D. Chief Scientific Officer	2/6/17	1,918	—	$6.30	2/6/27	—	—
	12/15/17	1,103	—	$7.56	12/15/27	—	—
	8/31/18	2,397	—	$12.18	8/31/28	—	—
	12/19/18	4,315	—	$13.52	12/19/28	—	—
	4/8/19	479	—	$12.41	4/8/29	—	—
	12/20/19	10,000	—	$0.41	12/20/29	—	—
	5/5/20	10,000	—	$0.34	5/5/30	—	—
	1/1/21	164,000	82,000	$1.83	1/1/31	—	—
	4/19/21	31,120	—	$5.64	4/19/31	—	—
	1/3/22	78,331	156,662	$4.72	1/3/32	—	—
	1/3/22	—	—	—	1/3/32	43,317	$24,907
	6/16/22	10,000	20,000	$1.95	6/16/32	—	—
	6/16/22	—	—	—	6/16/32	6,667	$3,834
	9/16/22	11,273	22,545	$2.17	9/16/32	—	—
	9/16/22	—	—	—	9/16/32	6,122	3,520
	1/3/23	—	379,357	$1.25	1/3/33	—	—
	1/3/23	—	—	—	1/3/33	315,924	$181,656
(1)Mr. Vu, our former CFO/CBO, Ms. Crespo, our former CAO, and Mr. Breininger, are not included in the table because such NEOs did not have any outstanding equity awards as of December 31, 2023.
(2)Each stock option award and stock award were granted pursuant to the Ocugen, Inc. 2014 Stock Option Plan (the “2014 Plan”) or the Ocugen, Inc. 2019 Equity Incentive Plan (the “2019 Plan”). The shares subject to each outstanding unvested stock option and stock award vest in three equal installments, subject to continued service, on the first three anniversaries of the applicable vesting commencement date.
(3)Amounts reported in this column represent the aggregate market value of the outstanding RSUs based on the closing market price of our common stock as of December 29, 2023, the last trading day of the fiscal year, of $0.575 per share.

Notice of Annual Meeting of Stockholders and 2024 Proxy Statement | 35

EMPLOYMENT ARRANGEMENTS WITH OUR NEOs

We generally enter into executive employment agreements with each of our executive officers, including our NEOs who are employees, which sets forth the basic terms and conditions of their employment. The executive employment agreements also contain provisions that provide for certain payments and benefits in the event of a termination of employment, including an involuntary termination of employment within 3 months prior to or 12 months following a change in control. Our philosophy in providing these severance payments and benefits is that outside of a change in control, severance protections are only appropriate in the event of an involuntary termination and only provided upon the executive officer’s execution of an effective release of claims.
In addition, we believe that the occurrence or potential occurrence of a change in control will create uncertainty regarding the continued employment of our executive officers, and that additional severance protections during a change in control protection period are appropriate to encourage executive officers to remain employed and focused on the business in those circumstances, rather than to encourage executive officers to focus on the potential implications of a termination of employment for them personally. The severance benefits are an essential element of the overall executive compensation package and assist us in recruiting and retaining talented individuals and aligning the NEO’s interests with the best interests of the stockholders. Each NEO is also subject to a Non-Disclosure and Business Ideas Agreement.
Shankar Musunuri, Ph. D., MBA. On January 1, 2020, we entered into an amended and restated executive employment agreement with Dr. Musunuri, with respect to his employment as CEO and Chairman of our Board, which was further amended on April 27, 2022 (as amended, the “Musunuri Agreement”).
The Musunuri Agreement provides for an annual base salary in an amount determined by the Compensation Committee, which is to be reviewed and may be adjusted annually. Dr. Musunuri’s annual base salary was increased from $541,300 to $715,000 for the 2022 fiscal year and further increased to $757,900 for the 2023 fiscal year. Dr. Musunuri is eligible to participate in our benefit plans, programs, and arrangements that may exist from time to time on the same terms that apply generally to other similarly situated employees. The Musunuri Agreement initially provided for an annual bonus target amount of 50% of his base salary, which was then increased to 66% of his base salary for the 2022 fiscal year, and remains at 66% for the 2023 fiscal year, with such bonus based upon performance criteria set by the Compensation Committee.
In the event that Dr. Musunuri’s employment is terminated by us without “cause” (as defined in the Musunuri Agreement) or by Dr. Musunuri for “good reason” (as defined in the Musunuri Agreement), subject to Dr. Musunuri’s execution and non-revocation of a release of claims in favor of Ocugen and its affiliates, Dr. Musunuri is eligible to receive (i) base salary continuation for 2 years following his termination date, and (ii) if he elects COBRA continuation coverage, payment of his COBRA premiums for applicable health or dental insurance coverage until the earliest of 2 years following his termination date, the expiration of his COBRA eligibility, or the date that he becomes eligible for health insurance coverage under another employer’s or spouse’s employer health plan. In addition, in the event that Dr. Musunuri’s employment is terminated by us without cause or by Dr. Musunuri for good reason within 3 months prior to or 12 months after a “change of control” (as defined in the Musunuri Agreement), subject to Dr. Musunuri’s execution and non-revocation of a release or claims in favor of Ocugen and its affiliates, Dr. Musunuri is also eligible to receive (i) an additional payment equal to 200% of his then-current target annual bonus, payable in lump sum and (ii) full acceleration of all unvested restricted stock, stock options and other equity incentive awards held by Dr. Musunuri.
Arun Upadhyay, Ph. D. On August 16, 2022, our amended and restated executive employment agreement with Dr. Upadhyay was further amended to provide for his appointment to Chief Scientific Officer, effective September 1, 2022 (as amended, the “Upadhyay Agreement”).
For the 2023 fiscal year, Dr. Upadhyay’s annual base salary was $466,200. Dr. Upadhyay is eligible to participate in our benefit plans, programs, and arrangements that may exist from time to time on the same terms that apply generally to other similarly situated employees. The Upadhyay Agreement provides for an annual bonus target amount of 45% of his base salary, with such bonus based upon performance criteria set by the Compensation Committee.
In the event that Dr. Upadhyay’s employment is terminated by us without “cause” (as defined in the Upadhyay Agreement) or by Dr. Upadhyay for “good reason” (as defined in the Upadhyay Agreement), subject to

Notice of Annual Meeting of Stockholders and 2024 Proxy Statement | 36

Dr. Upadhyay’s execution and non-revocation of a release of claims in favor of Ocugen and its affiliates, Dr. Upadhyay would be eligible to receive (i) base salary continuation for 12 months following his termination date, and (ii) if he elects COBRA continuation coverage, payment of his COBRA premiums for applicable health or dental insurance coverage until the earliest of 12 months following his termination or the date that he becomes eligible for health insurance coverage under another employer’s or spouse’s employer health plan. In addition, in the event that Dr. Upadhyay’s employment was terminated by us without cause or by Dr. Upadhyay for good reason within three months prior to or 12 months after a “change in control” (as defined in the Upadhyay Agreement), subject to Dr. Upadhyay’s execution and non-revocation of a release or claims in favor of Ocugen and its affiliates, Dr. Upadhyay is also eligible to receive (i) an additional payment equal to 75% of his then current target annual bonus, payable in lump sum and (ii) full acceleration of all unvested restricted stock, stock options, and other equity incentive awards held by Dr. Upadhyay.
Quan Vu Effective January 13, 2023, we entered into an executive employment agreement with Mr. Vu with respect to his employment as Chief Business Officer and Chief Financial Officer (the “Vu Agreement”). Effective August 14, 2023, Quan Vu was no longer serving as the Chief Financial Officer/Chief Business Officer, and as principal financial officer and principal accounting officer, of Ocugen, Inc.
The Vu Agreement provided for an annual base salary of $425,000. Mr. Vu was eligible to participate in our benefit plans, programs, and arrangements that may have existed from time to time on the same terms that apply generally to other similarly situated employees. The Vu Agreement provided for an annual bonus target amount of 45% of his base salary, with such bonus based upon performance criteria set by the Compensation Committee. In addition, the Vu Agreement provided for a relocation bonus of $45,000, subject to full repayment if Mr. Vu leaves Ocugen within six months of his start date and repayment of 50% of the relocation bonus if Mr. Vu leaves Ocugen after six months but before the one-year anniversary date.
The Vu Agreement also provided for initial equity awards of 163,934 RSUs and an option to purchase 196,850 shares of common stock. The initial RSU award and initial option award were each subject to vesting over three years, in equal annual installments on each anniversary of the grant date.
In the event that Mr. Vu’s employment was terminated by us without “cause” (as defined in the Vu Agreement) or by Mr. Vu for “good reason” (as defined in the Vu Agreement), subject to Mr. Vu’s execution and non-revocation of a release of claims in favor of Ocugen and its affiliates, Mr. Vu would be eligible to receive (i) base salary continuation for 12 months following his termination date, and (ii) if he elected COBRA continuation coverage, payment of his COBRA premiums for applicable health or dental insurance coverage until the earliest of 12 months following his termination or the date that he becomes eligible for health insurance coverage under another employer’s or spouse’s employer health plan. In addition, in the event that Mr. Vu’s employment was terminated by us without cause or by Mr. Vu for good reason within three months prior to or 12 months after a “change in control” (as defined in the Vu Agreement), subject to Mr. Vu’s execution and non-revocation of a release or claims in favor of Ocugen and its affiliates, Mr. Vu was also eligible to receive (i) an additional payment equal to 75% of his then current target annual bonus, payable in lump sum and (ii) full acceleration of all unvested restricted stock, stock options, and other equity incentive awards held by Mr. Vu.
Mr. Vu’s employment, which was treated as a termination without cause, terminated effective August 14, 2023. Mr. Vu received the following severance pursuant to a release agreement in accordance with the Vu Agreement: (i) base salary continuation for 12 months following his termination date, and (ii) payment of his COBRA premiums for applicable health or dental insurance coverage until the earliest of 12 months following his termination or the date that he becomes eligible for health insurance coverage under another employer’s or spouse’s employer health plan.
Jessica Crespo Effective March 18, 2022, we entered into an executive employment agreement with Ms. Crespo with respect to her employment as Chief Accounting Officer and Senior Vice President, Finance (the “Crespo Agreement”). Ms. Crespo resigned from this role effective March 10, 2023.
In connection with Ms. Crespo’s promotion to Chief Accounting Officer and Senior Vice President, Finance, her annual base salary was increased to $375,000 pursuant to the Crespo Agreement. Ms. Crespo was eligible to participate in our benefit plans, programs, and arrangements that may have existed from time to time on the same terms that applied generally to other similarly situated employees. The Crespo Agreement provided for

Notice of Annual Meeting of Stockholders and 2024 Proxy Statement | 37

an annual bonus target amount of 40% of her base salary, with such bonus based upon performance criteria set by the Compensation Committee and the CEO.
In the event that Ms. Crespo’s employment was terminated by us without “cause” (as defined in the Crespo Agreement) or by Ms. Crespo for “good reason” (as defined in the Crespo Agreement), subject to Ms. Crespo’s execution and non-revocation of a release of claims in favor of Ocugen and its affiliates, Ms. Crespo would have been eligible to receive (i) base salary continuation for 12 months following her termination date, and (ii) if she elected COBRA continuation coverage, payment of her COBRA premiums for applicable health or dental insurance coverage until the earliest of 12 months following her termination date or the date that she becomes eligible for health insurance coverage under another employer’s or spouse’s employer health plan. In addition, in the event that Ms. Crespo’s employment was terminated by us without cause or by Ms. Crespo for good reason within three months prior to or 12 months after a “change of control” (as defined in the Crespo Agreement), subject to Ms. Crespo’s execution and non-revocation of a release or claims in favor of Ocugen and its affiliates, Ms. Crespo was also eligible to receive (i) an additional payment equal to 75% of her then-current target annual bonus, payable in lump sum and (ii) full acceleration of all unvested restricted stock, stock options, and other equity incentive awards held by Ms. Crespo.
Ms. Crespo’s employment terminated effective March 7, 2023, and was treated as a resignation for good reason pursuant to her employment agreement. Ms. Crespo received the following severance pursuant to a separation agreement and general release in accordance with the Crespo Agreement: (i) base salary continuation for 12 months following her termination date, and (ii) payment of her COBRA premiums for applicable health or dental insurance coverage until the earliest of 12 months following her termination or the date that she becomes eligible for health insurance coverage under another employer’s or spouse’s employer health plan.
CONSULTING AGREEMENTS

In August 2023, we entered into a consulting agreement with CFGI pursuant to which Michael Breininger initially served as our Corporate Controller and, effective as of September 15, 2023, serves as our Interim Chief Accounting Officer. Pursuant to the consulting agreement, we pay CFGI $52,500 monthly for Mr. Breininger’s services as well as other services, including matters relating to the preparation and filing of our periodic reports under the Exchange Act, the preparation of our financial statements included therein, and assisting our independent auditors with respect to developing and maintaining a system of internal control over financial reporting and disclosure controls and procedures. The consulting agreement with CFGI has a twelve-month term, unless extended by our Board and CFGI.
PAY VERSUS PERFORMANCE

As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(v) of Regulation S-K, we are providing information about the relationship between executive compensation actually paid to our PEO and the other NEOs (as calculated in accordance with Item 402(v) of Regulation S-K) and certain financial performance measures. For additional information on our compensation programs and philosophy and how we design our compensation programs to align pay with performance, see the section titled “Executive Compensation” on page 31.
Year	Summary compensation table total for PEO	Compensation actually paid to PEO (4)	Average summary compensation table total for non-PEO NEOs	Average compensation actually paid to non-PEO NEOs (4)	Value of initial fixed $100 investment based on Total stockholder return (5)	Net Loss (in thousands)
2023 (1)	$4,535,231	$1,165,844	$778,356	$333,623	$31	$(63)
2022 (2)	$7,662,810	$(6,267,713)	$2,688,329	$(1,624,292)	$71	$(87)
2021 (3)	8,141,351	$18,437,369	$1,955,123	$4,266,912	$249	$(61)

Notice of Annual Meeting of Stockholders and 2024 Proxy Statement | 38

(1)2023 PEO is Dr. Musunuri; non-PEO NEOs are Dr. Upadhyay, Mr. Breininger, Mr. Vu, and Ms. Crespo
(2)2022 PEO is Dr. Musunuri; non-PEO NEOs are Mr. Subramanian and Ms. Crespo
(3)2021 PEO is Dr. Musunuri; non-PEO NEOs are Mr. Subramanian and Dr. Tammara
(4)For fiscal year 2023, the “compensation actually paid to the PEO” and the “average compensation actually paid to the non-PEO NEOs” reflect each of the following adjustments made to the total compensation amounts reported in the Summary Compensation Table for fiscal years 2023, 2022 and 2021, computed in accordance with Item 402(v) of Regulation S-K.
	2023		2022		2021
	CEO	Average Other NEOs	CEO	Average Other NEOs	CEO	Average Other NEOs
Summary Compensation Table Total	$4,535,231	$778,356	$7,662,810	$2,688,329	$8,141,351	$1,955,123
Less Stock Award and Option Value Reported in Summary Compensation Table for the Covered Year	$3,670,985	$357,818	$6,461,350	$2,336,657	$7,296,149	$1,430,054
Plus (Less) Fair value of Equity Awards Granted During Fiscal Year that are Outstanding and Unvested at End of Year	$1,610,172	$0	$1,516,331	$91,230	$9,171,901	$2,347,088
Plus (Less) Fair value of Equity Awards Granted in Any Prior Fiscal Year that are Outstanding and Unvested at End of Year	$(1,033,297)	$(11,247)	$(5,975,286)	$(263,913)	$4,051,157	$554,364
Plus Fair Value at Vesting Date of Awards Granted and Vested During the Fiscal Year	$0	$0	$0	$0	$1,076,607	$185,327
Plus (Less) Change in Fair Value of Equity Awards granted in Prior Years that Vested During the Fiscal Year	$(275,277)	$(73)	$(1,585,652)	$(175,700)	$3,292,502	$655,063
Less Fair Value of Equity Awards Granted in Prior Year that were Forfeited During the Fiscal Year	$0	$(75,595)	$(1,424,566)	$(1,627,581)	$0	$0
Plus Value of Dividends or Other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation	$0	$0	$0	$0	$0	$0
Compensation Actually Paid	$1,165,844	$333,623	$(6,267,713)	$(1,624,292)	$18,437,369	$4,266,911
(5)Shareholder return provides the value of common stock as of December 31, 2023, December 31, 2022 and December 31, 2021 assuming $100 was invested in our common stock after the market closed on December 31, 2020.

Notice of Annual Meeting of Stockholders and 2024 Proxy Statement | 39

DESCRIPTION OF RELATIONSHIP BETWEEN THE INFORMATION PRESENTED IN THE PAY VERSUS PERFORMANCE TABLE

In accordance with Item 402(v) of Regulation S-K, Ocugen is providing the following description of the relationships between information presented in the Pay versus Performance table.
The following charts set forth the relationship between Compensation Actually Paid (CAP) of our PEO and non-PEOs and (i) Ocugen’s TSR over the three most recently completed fiscal years, and (ii) Ocugen’s net loss.

Notice of Annual Meeting of Stockholders and 2024 Proxy Statement | 40

EQUITY COMPENSATION PLAN INFORMATION

The following table provides certain information as of December 31, 2023, with respect to our equity compensation plan in effect on that date.
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants, and rights (a)	Weighted-average exercise price of outstanding options, warrants, and rights (1)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders (2)	15,435,137 (3)	$1.79	9,814,449 (4)
Equity compensation plans not approved by security holders (5)	221,844	$5.24	446,830
Inducement Grants	486,908 (6)	$5.17	—
Total	16,143,889	$1.94	10,261,279

Notice of Annual Meeting of Stockholders and 2024 Proxy Statement | 41

(1)Since RSUs do not have an exercise price, such units are not included in the weighted average exercise price calculations.
(2)These include securities issuable under the 2019 Plan.
(3)This includes 12,494,481 shares issuable upon exercise of outstanding stock options and 2,940,656 shares issuable upon settlement of outstanding RSUs.
(4)The 2019 Plan contains an “evergreen” provision, pursuant to which the aggregate number of shares of common stock reserved for issuance under the 2019 Plan shall be automatically increased on the first business day of each fiscal year by a number equal to the lesser of (i) 4.0% of the total number of shares of common stock outstanding on December 31 of the preceding year and (ii) a number of shares of common stock determined by the Board. This amount excludes 10,262,672 shares of common stock which were added in January 2024 to the number of shares reserved and available for issuance under the 2019 Plan pursuant to the “evergreen” provision.
(5)This includes securities issuable under the 2014 Plan. Persons eligible to participate in the 2014 Plan are those employees, officers, directors, consultants, and advisors, as selected from time to time by the Compensation Committee, as administrators. The 2014 Plan permits the grant of (1) stock options to purchase common stock and (2) shares of common stock. The per share option exercise price and term of each option were determined by the Compensation Committee. The 2014 Plan provides that in connection with a “change in control,” as defined in the 2014 Plan, the Compensation Committee may take whatever action with respect to outstanding options it deems necessary or desirable, including, without limitation, accelerating the vesting, expiration, or termination date of such stock options. No stock options may be granted under the 2014 Plan after February 10, 2024.
(6)This includes 444,903 shares issuable upon exercise of outstanding stock options and 42,005 shares issuable upon settlement of outstanding RSUs.

Notice of Annual Meeting of Stockholders and 2024 Proxy Statement | 42

STOCKHOLDER ENGAGEMENT

Our Say on Pay Vote at the 2023 annual meeting of stockholders received 57.28% support from our stockholders. Our Board viewed this level in support as an indication that expanded engagement was needed to ensure we have a clear understanding of, and opportunity to respond to, our stockholders’ views on our compensation program.
Our quorum for non-routine ballot items at the 2023 annual meeting represented only 35.22% of our outstanding common stock as of the record date for that meeting, meaning holders of only 35.22% of our outstanding common stock cast their votes on non-routine ballot items, such as Say on Pay, at the 2023 annual meeting. Assuming the ownership structure stayed relatively the same between the time of the annual meeting on June 23, 2023 and the beginning of our outreach efforts in August 2023, the 13 stockholders we reached out to represented approximately 44.09% of votes cast on non-routine ballot items at the 2023 annual meeting, and we engaged with 2 stockholders representing approximately 16.24% of votes cast on non-routine ballot items at the 2023 annual meeting.
Engagement Overview
Following the 2023 annual meeting of stockholders, at the Compensation Committee’s direction, we reached out to our stockholders to request meetings to discuss any issues or concerns they may have with our executive compensation program. During Fall 2023 and Winter 2024, we reached out to thirteen of our top twenty-five stockholders and at the time of outreach these stockholders collectively held 15.53% of our outstanding common stock. We reached out to stockholders holding an aggregate of 73.9% of the shares held by our top 30 stockholders as of August 2023. At the time of outreach, a substantial amount of our shares were held by retail holders and as of the date of this proxy statement, the amount held by retail holders has increased. This structure prevents us from replicating the outreach efforts typically seen by larger reporting companies. Our quorum for our 2023 annual meeting was 50.28% of the Common Stock outstanding as of the record date. Of this 50.28%, only 66.99% voted on the say on pay proposal, which is a non-routine proposal under New York Stock Exchange rules.
Outreach Process
As part of the outreach process, we hired a proxy solicitor to assist us in connecting with stockholders with which we may not regularly engage. For those stockholders that did not respond or agree to engage with us, we reached out to them again to request meetings. We also consulted the publicly available policies of our major stockholders, if available, to better understand their views on executive compensation.
During the Winter 2024, our Compensation Committee Chair, Prabhavathi Fernandes, Ph. D., FIDSA, and Marna Whittington, along with members of senior management, met by phone with stockholders representing 5.72% of our outstanding common stock, including our largest institutional stockholder. We provided an open forum to each stockholder to discuss and comment on any aspects of our executive compensation program. Overall, we received constructive feedback from the stockholders who engaged with us regarding our executive compensation program. We also provided additional context to our stockholders regarding changes to our strategy. After this engagement with stockholders, we agreed to keep in contact with them, as well as the other stockholders who chose not to engage with us, in order to continue to receive whatever feedback they may have on our executive compensation program or other matters.
These meetings provided the Compensation Committee and the Board of directors with valuable insights into our stockholders’ perspectives on our compensation program and potential improvements to the program, as described below.

Notice of Annual Meeting of Stockholders and 2024 Proxy Statement | 43

Stockholder Feedback
Below is a summary of our outreach efforts:
Say on Pay Vote:	June 23, 2023
Say on Pay Support:	57.28% of votes cast (% of votes For / For + Against + Abstentions)
Outreach Timing:	Fall 2023 and Winter 2024
Engagement Timing:	Winter 2024
Breadth of Outreach:	stockholders representing 8.9% of outstanding common stock
Breadth of Engagement:	stockholders representing 5.8% of outstanding common stock
Participants:	Compensation Committee Chair and members of senior management
Below is a summary of what we heard from our stockholders and how we responded to their feedback:
What We Heard	How We Responded
Better align the peer group with similarly situated companies.
We updated the peer group we use to benchmark our executive pay levels to reflect our current size, scale, and industry. We now have a peer group that is entirely composed of companies in our industry and our updated peer group has a narrower market cap as compared to our prior peer group. A majority of our peer group is now composed of pre-commercial stage companies—this peer group better aligns with our current market capitalization and therefore, we believe it will serve to re-align our compensation program with a peer group that is better reflective of our corporate profile.

Insufficient disclosure regarding our decision to increase our CEO’s base salary and target bonus opportunity in FY2022.
We explained to our stockholders that we undertook a performance assessment for 2021 and one-time chief executive officer carried interest analysis in December of 2021 that was a comparative analysis to other chief executive officers and chief executive officer founders. There was a higher long-term incentive award based on this analysis.

Better align compensation with performance.
The Compensation Committee added PSUs to our 2024 executive compensation program. PSUs replaced RSUs that vested solely based on time. PSUs represent 50% of the 2024 long-term incentive award value granted to executives with the remaining 50% consisting of stock options granted at the current stock price. PSUs will be earned based on total shareholder return over the next 3 years (2024-2026) relative to the Nasdaq Biotech index. Any earned PSUs will be paid out at the end of the 3-year performance period. To reduce stockholder dilution, the number of PSUs and stock options awarded to executives in January 2024 was based on the average 2022 Ocugen stock price, not the current price. This methodology reduced the number of awards granted to Ocugen executives by over 80%.

Consider appointing a lead independent director.	We created a new Lead Independent Director role with robust duties to ensure the Board’s independent oversight of management. The Board appointed Prabha Fernandes, Ph.D. as our LID.
We intend to continue engaging with our stockholders and reviewing our compensation and governance practices in the future.

Notice of Annual Meeting of Stockholders and 2024 Proxy Statement | 44

ITEM 3: APPROVAL, ON A NON-BINDING ADVISORY BASIS, OF THE COMPENSATION OF OUR NEOs

We are offering our stockholders an opportunity to cast a non-binding advisory vote to approve the compensation of our NEOs, as disclosed in this Proxy Statement, pursuant to Section 14A of the Exchange Act, which was put in place by the Dodd-Frank Wall Street Reform and Consumer Protection Act enacted in July 2010 (commonly referred to as a “say-on-pay” vote). The say-on-pay vote gives you, as a stockholder, the opportunity to express your views regarding the compensation of our NEOs by voting to approve or not approve such compensation as described in this Proxy Statement. Although the vote is non-binding, our Board and our Compensation Committee value the opinion of our stockholders and will take into account the outcome of the vote when considering future executive compensation elements and the overall program design, as it relates to our NEOs. During the 2020 annual meeting, stockholders voted to hold the say-on-pay vote on an annual basis.
Our Compensation Committee believes that the objectives of our executive compensation program, as it relates to our NEOs, are appropriate for a company of our size and stage of development and that our compensation policies and practices help meet those objectives. In addition, our Compensation Committee believes that our executive compensation program, as it relates to our NEOs, achieves an appropriate balance between fixed compensation and variable incentive compensation, pays for performance, and promotes an alignment between the interests of our NEOs and our stockholders. Accordingly, we are asking our stockholders to approve the compensation of our NEOs. This advisory vote is not intended to be limited or specific to any particular element of compensation, but rather to cover the overall compensation of our NEOs, and the compensation policies and practices described in this Proxy Statement as they relate to our NEOs.
Prior to casting your vote on this proposal, you are encouraged to read this Proxy Statement, and in particular the section titled “Executive Compensation,” including the compensation tables and narrative discussion, for a more detailed discussion of our compensation philosophy, objectives, and programs.
THE BOARD UNANIMOUSLY RECOMMENDS A VOTE, ON A NON-BINDING ADVISORY BASIS, FOR THE APPROVAL OF THE COMPENSATION OF OUR NEOs.

Notice of Annual Meeting of Stockholders and 2024 Proxy Statement | 45

BACKGROUND

The State of Delaware, which is our state of incorporation, recently enacted legislation that enables Delaware companies to limit the liability of certain officers in limited circumstances under Section 102(b)(7) of the DGCL. Amended DGCL Section 102(b)(7) only permits exculpation for direct claims brought by stockholders for breach of an officer’s fiduciary duty of care, including class actions, but does not eliminate officers’ monetary liability for breach of fiduciary duty claims brought by the corporation itself or for derivative claims brought by stockholders in the name of the corporation. Furthermore, the limitation on liability does not apply to breaches of the duty of loyalty, acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, or any transaction in which the officer derived an improper personal benefit.
Our Board of Directors believes it is important to provide protection from certain liabilities and expenses that may discourage current or prospective officers from serving. In the absence of such protection, qualified officers might be deterred from serving as officers due to exposure to personal liability and the risk that substantial expense will be incurred in defending lawsuits, regardless of merit. In particular, our Board took into account the narrow class and type of claims that such officers would be exculpated from liability pursuant to amended DGCL Section 102(b)(7), the limited number of our officers that would be impacted, and the benefits our Board believes would accrue to us by providing exculpation in accordance with DGCL Section 102(b)(7), including, without limitation, the ability to attract and retain key officers and the potential to reduce litigation costs associated with frivolous lawsuits.
Our Board balanced these considerations with our corporate governance guidelines and practices and determined that it is advisable and in the best interests of the Company and our stockholders to amend our Charter, to adopt amended DGCL Section 102(b)(7) and extend exculpation protection to our officers in addition to our directors. We refer to this proposed amendment to our Charter, as the “Officer Exculpation Amendment” in this Proxy Statement.
TEXT OF PROPOSED OFFICER EXCULPATION AMENDMENT TO THE CHARTER

Our Charter currently provides for the exculpation of directors, but does not include a provision that allows for the exculpation of officers. To ensure we are able to attract and retain key officers and in an effort to reduce litigation costs associated with frivolous lawsuits, we propose to amend our Charter, to add Article X, which would state in its entirety as follows:
“Officer Limitation of Liability
A.
Officers.   To the fullest extent permitted by Delaware General Corporation Law, an Officer (as defined below) of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of his or her fiduciary duty as an officer of the Corporation, except for liability (a) for any breach of the Officer’s duty of loyalty to the Corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) for any transaction from which the Officer derived an improper personal benefit, or (d) arising from any claim brought by or in the right of the Corporation. If the Delaware General Corporation Law is amended after the effective date of this Certificate to authorize corporate action further eliminating or limiting the personal liability of Officers, then the liability of an Officer of the Corporation shall be eliminated or limited to the fullest extent permitted by Delaware General Corporation Law, as so amended. For purposes of this Article X, “Officer” shall mean an individual who has been duly appointed as an officer of the Corporation and who, at the time of an act or omission as to which liability is asserted, is deemed to have consented to service of process to the registered agent of the Corporation as contemplated by 10 Del. C. § 3114(b).

B.
Amendment or Modification.   Any amendment, repeal or modification of this Article X by either of (i) the stockholders of the Corporation or (ii) an amendment to Delaware General Corporation Law, shall not adversely affect any right or protection existing at the time of such amendment, repeal or modification with respect to any acts or omissions occurring before such amendment, repeal or modification of a person serving as an Officer at the time of such amendment, repeal or modification.”

Notice of Annual Meeting of Stockholders and 2024 Proxy Statement | 47

The proposed Certificate of Amendment to our Charter, or the Certificate of Amendment, reflecting the foregoing Officer Exculpation Amendment is attached as Appendix A to this Proxy Statement. However, the text of the Officer Exculpation Amendment is subject to revision to include such changes as may be required by the Secretary of State of the State of Delaware and as the Board of Directors deems necessary and advisable to effect the proposed amendment of the Certificate of Incorporation.
REASONS FOR THE PROPOSED OFFICER EXCULPATION AMENDMENT

Our Board believes it is appropriate for public companies in states that allow exculpation of officers to have exculpation clauses in their certificates of incorporation. The nature of the role of directors and officers often requires them to make decisions on crucial matters. Frequently, directors and officers must make decisions in response to time-sensitive opportunities and challenges, which can create substantial risk of investigations, claims, actions, suits, or proceedings seeking to impose liability on the basis of hindsight, especially in the current litigious environment and regardless of merit. Limiting concern about personal risk would empower both directors and officers to best exercise their business judgment in furtherance of stockholder interests. We expect our peers to adopt exculpation clauses that limit the personal liability of officers in their certificates of incorporation, and failing to adopt the proposed Officer Exculpation Amendment could impact our recruitment and retention of exceptional officer candidates that conclude that the potential exposure to liabilities, costs of defense, and other risks of proceedings exceeds the benefits of serving as an officer of the Company.
For the reasons stated above, on March 15, 2024, our Board determined that the proposed Officer Exculpation Amendment is advisable and in the best interests of the Company and our stockholders and authorized and approved the proposed Officer Exculpation Amendment and directed that it be considered at the Annual Meeting. Our Board believes the proposed Officer Exculpation Amendment would better position us to attract top officer candidates and retain our current officers and enable the officers to exercise their business judgment in furtherance of the interests of the stockholders without the potential for distraction posed by the risk of personal liability.
Additionally, it would align the protections for our officers with those protections currently afforded to our directors.
The proposed Officer Exculpation Amendment is not being proposed in response to any specific resignation, threat of resignation, or refusal to serve by any officer.
TIMING AND EFFECT OF THE OFFICER EXCULPATION AMENDMENT

If the proposed Officer Exculpation Amendment is approved by our stockholders, it will become effective immediately upon the filing of the Certificate of Amendment with the Secretary of State of the State of Delaware, which we expect to file promptly after the Annual Meeting. Other than the proposed addition of Article X containing the Officer Exculpation Amendment, the remainder of our Charter will remain unchanged after effectiveness of the Officer Exculpation Amendment. If the proposed Officer Exculpation Amendment is not approved by our stockholders, our Charter will not reflect this change. In accordance with the DGCL, the Board of Directors may elect to abandon the proposed Officer Exculpation Amendment without further action by the stockholders at any time prior to the effectiveness of the filing of the Certificate of Amendment with the Secretary of State of the State of Delaware, notwithstanding stockholder approval of the proposed Officer Exculpation Amendment.

Notice of Annual Meeting of Stockholders and 2024 Proxy Statement | 48

VOTE REQUIRED AND BOARD’S RECOMMENDATION

The approval of Proposal 4 requires the affirmative vote of the majority of the voting power of all of the then-outstanding shares of the capital stock of the Company entitled to vote generally, voting together as a single class. Abstentions will have the effect of a vote “AGAINST” the proposal and broker non-votes will have the effect of a vote “AGAINST” the proposal.
THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR TO APPROVE AN AMENDMENT TO OUR CHARTER, TO LIMIT THE LIABILITY OF CERTAIN OFFICERS OF THE COMPANY AS PERMITTED BY RECENT AMENDMENTS TO THE DGCL.

Notice of Annual Meeting of Stockholders and 2024 Proxy Statement | 49

BACKGROUND

The Board has approved an amendment to our Charter, or the Authorized Shares Amendment, to increase the number of authorized shares of common stock from 295,000,000 to 390,000,000. The Authorized Shares Amendment will not change the number of authorized shares of preferred stock, which currently consists of 10,000,000 shares of preferred stock. The additional shares of common stock authorized for issuance by the Authorized Shares Amendment would be a part of the existing class of common stock and, if and when issued, would have the same rights and privileges as the common stock presently issued and outstanding.
Provided the stockholders approve the Authorized Shares Amendment, the increased number of shares would be authorized for issuance, but would remain unissued until such time as the Board approves a specific issuance of shares. Adoption of the Authorized Shares Amendment would not affect the rights of the holders of currently outstanding common stock, except for effects incidental to increasing the number of shares of our common stock outstanding, such as dilution of the earnings per share and voting rights of current holders of common stock, to the extent that any additional shares of common stock are ultimately issued out of the increase in authorized shares proposed in the Authorized Shares Amendment.
If the proposed Authorized Shares Amendment is approved by the requisite vote of the stockholders, it will become effective upon the filing of a Certificate of Amendment with the Secretary of State of the State of Delaware. On May 2, 2024, our Board determined that the proposed Authorized Shares Amendment is advisable and in the best interests of the Company and our stockholders and authorized and approved the proposed Authorized Shares Amendment and directed that it be considered at the Annual Meeting. The Board of Directors reserves its right to elect not to proceed with and abandon the Authorized Shares Amendment if it determines, in its sole discretion at any time, that this proposal is no longer in the best interests of our stockholders.
TEXT OF PROPOSED AUTHORIZED SHARES AMENDMENT TO THE CHARTER

The proposed Certificate of Amendment reflecting the foregoing Authorized Shares Amendment is attached as Appendix B to this Proxy Statement. However, the text of the Authorized Shares Amendment is subject to revision to include such changes as may be required by the Secretary of State of the State of Delaware and as the Board of Directors deems necessary and advisable to effect the proposed amendment of the Certificate of Incorporation.
PURPOSES AND EFFECTS OF THE AUTHORIZED SHARES AMENDMENT

Currently, we are authorized to issue up to a total of 295,000,000 shares of common stock. On the Record Date, there were [           ] shares of our common stock outstanding, shares of Series B preferred stock to purchase [           ] shares of our common stock issued and outstanding, warrants to purchase [           ] shares of our common stock issued and outstanding (with a weighted average exercise price of $[           ]), options to purchase [           ] shares of our common stock issued and outstanding under our equity incentive plans (with a weighted average exercise price of $[           ]), an aggregate of [           ] shares available for issuance pursuant to the our equity incentive plans and [           ] shares of our common stock issuable upon conversion of our Preferred Stock.
The ability to issue equity is fundamental to our growth strategy. In order to implement our growth strategy, we may need to raise additional financing through the issuance of equity securities. The availability of equity incentive compensation is necessary for us to attract, retain and motivate the most high-performing executives and key employees who ultimately drive our performance. The Board is recommending the proposed increase in the authorized number of shares of common stock to provide the Company with appropriate flexibility to issue additional shares in the future on a timely basis if such need arises in connection with potential financings, business combinations or other corporate purposes. Approval of the Authorized Shares Amendment could enable the Company to take advantage of market conditions, the availability of more favorable financing, and opportunities for business combinations and other strategic transactions, without the potential delay and expense associated with convening a special stockholders’ meeting. Our success also depends in part on our continued ability to attract, retain and motivate highly qualified management and key personnel, and the

Notice of Annual Meeting of Stockholders and 2024 Proxy Statement | 51

approval of the Authorized Shares Amendment would ensure that there is no lack of unissued and unreserved authorized shares of common stock to provide future equity incentive opportunities.
The proposed Authorized Shares Amendment will not, by itself, have an immediate dilutive effect on our current stockholders. However, if the Authorized Shares Amendment is approved, unless otherwise required by applicable law or stock exchange rules, the Board will be able to issue the additional shares of common stock from time to time in its discretion without further action or authorization by the stockholders. The newly authorized shares of common stock would be issuable for any proper corporate purpose, including capital raising transactions of equity or convertible debt securities, the establishment of collaborations or other strategic agreements, stock splits, stock dividends, issuance under current or future equity incentive plans, future acquisitions, investment opportunities, or for other corporate purposes. The future issuance of additional shares of common stock or securities convertible into our common stock, may occur at times or under circumstances that could result in a dilutive effect on the earnings per share, book value per share, voting power and percentage interest of the present holders of our common stock, some of whom have preemptive rights to subscribe for additional shares that we may issue.
If the stockholders do not approve this Proposal 5, then we will not have the needed additional shares available.
POTENTIAL ANTI-TAKEOVER EFFECT

Release No. 34-15230 of the staff of the SEC requires disclosure and discussion of the effects of any action, including the proposal discussed herein, that may be used as an anti-takeover mechanism. An increase in the number of authorized shares of common stock may also, under certain circumstances, be construed as having an anti-takeover effect. Although not designed or intended for such purposes, the effect of the proposed increase might be to render more difficult or to discourage a merger, tender offer, proxy contest or change in control of us and the removal of management, which stockholders might otherwise deem favorable. For example, the authority of the Board to issue common stock might be used to create voting impediments or to frustrate an attempt by another person or entity to effect a takeover or otherwise gain control of us because the issuance of additional common stock would dilute the voting power of the common stock then outstanding. Our common stock could also be issued to purchasers who would support the Board in opposing a takeover bid which our Board determines not to be in our best interests and those of our stockholders. Although the Authorized Shares Amendment has been prompted by business and financial considerations and not by the threat of any known or threatened hostile takeover attempt, stockholders should be aware that the effect of the Authorized Shares Amendment could facilitate future attempts by us to oppose changes in control and perpetuate our management, including transactions in which the stockholders might otherwise receive a premium for their shares over then current market prices. We cannot provide assurances that any such transactions will be consummated on favorable terms or at all, that they will enhance stockholder value, or that they will not adversely affect our business or the trading price of the common stock.
The Authorized Shares Amendment is not being proposed in response to any effort of which we are aware to accumulate shares of common stock or obtain control of the Company. While it is possible that our management could use the Authorized Shares Amendment to resist or frustrate a third-party transaction providing an above-market premium that is favored by a majority of stockholders, we do not intend to construct or enable any anti-takeover defense or mechanism on its behalf. We have no current intent or plans to employ the Authorized Shares Amendment as an anti-takeover device and do not have any plans or proposals to adopt any other provisions or enter into other arrangements that may have material anti-takeover consequences.
In addition to the Authorized Shares Amendment, provisions of our governing documents and applicable provisions of Delaware law may also have anti-takeover effects, making it more difficult for, or preventing a third-party from acquiring control of the Company or changing our Board and management. These provisions may also have the effect of deterring hostile takeovers or delaying changes in the Company’s control or in our management.
Our Charter and Bylaws do not provide for cumulative voting in the election of directors. The combination of the present ownership by a relative few stockholders of a significant portion of the Company’s voting capital stock and lack of cumulative voting makes it more difficult for other stockholders to replace the members of the Board or for another party to obtain control of the Company by replacing our Board.

Notice of Annual Meeting of Stockholders and 2024 Proxy Statement | 52

CERTAIN DISADVANTAGES OF THE AUTHORIZED SHARES AMENDMENT

If the authorized number of shares of common stock increases from 295,000,000 to 390,000,000 shares as proposed by this Proposal 5, we will be able to issue more shares of common stock which could result in additional dilution to current stockholders and which could have a negative effect on the market price of our common stock.
TIMING AND EFFECT OF THE AUTHORIZED SHARES AMENDMENT

If the proposed Authorized Shares Amendment is approved by our stockholders, it will become effective immediately upon the filing of the Certificate of Amendment with the Secretary of State of the State of Delaware, which we expect to file promptly after the Annual Meeting. Other than the proposed amendment of Article IV containing the Authorized Shares Amendment, the remainder of our Charter will remain unchanged after effectiveness of the Authorized Shares Amendment. If the proposed Authorized Shares Amendment is not approved by our stockholders, our Charter will not reflect this change. In accordance with the DGCL, the Board may elect to abandon the proposed Authorized Shares Amendment without further action by the stockholders at any time prior to the effectiveness of the filing of the Certificate of Amendment with the Secretary of State of the State of Delaware, notwithstanding stockholder approval of the proposed Authorized Shares Amendment.
VOTE REQUIRED AND BOARD’S RECOMMENDATION

The approval of Proposal 5 requires the affirmative vote of the majority of the voting power of all of the then-outstanding shares of the capital stock of the Company entitled to vote generally, voting together as a single class. Abstentions will have the effect of a vote “AGAINST” the proposal and broker non-votes will have the effect of a vote “AGAINST” the proposal.
THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR TO APPROVE AN AMENDMENT TO OUR CHARTER TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK.

Notice of Annual Meeting of Stockholders and 2024 Proxy Statement | 53

BACKGROUND

Effective as of August 1, 2023, Section 242 of the DGCL was amended to modify the voting standard for the approval by stockholders of a Delaware corporation of an amendment to the corporation’s charter to implement a stock split and certain associated increases or decreases in the corporation’s authorized shares. Prior to the amendment of Section 242, Delaware corporations were required to obtain the affirmative vote of a majority of the outstanding shares entitled to vote on such a proposal and, to the extent applicable, the affirmative vote of a majority of the outstanding shares of each class of stock entitled to vote on the proposal as a separate class. Pursuant to new Section 242(d)(1) of the DGCL, unless otherwise required by a corporation’s charter, stockholder approval of a charter amendment to implement a forward stock split (as well as any related increase in the number of authorized shares up to an amount proportionate to the split) is no longer required, provided that the corporation has only one class of outstanding stock and that class is not divided into series. Pursuant to Section 242(d)(2) of the DGCL, unless otherwise required by a corporation’s charter, the threshold for stockholder approval of a charter amendment to implement a reverse stock split and any related increase or decrease in the number of authorized shares of a class is now the affirmative vote of a majority of the votes cast, so long as (a) the applicable class of shares is listed on a national securities exchange immediately before the charter amendment becomes effective and (b) the corporation will meet exchange listing requirements concerning minimum number of stockholders immediately after the amendment becomes effective.
The recent amendments to the DGCL allow Delaware corporations, particularly those with large retail stockholder bases and low voting participation, to streamline certain corporate actions that would otherwise require time-consuming and expensive stockholder outreach in connection with seeking to obtain the required stockholder approval. Further, reverse stock splits are often employed by microcap companies as a way to raise the stock price and thereby avoid delisting for failure to meet its listing exchange’s minimum bid price requirement. Many corporations have historically struggled to obtain the necessary stockholder approval to effect a reverse stock split due to low turnout by retail investors. The amendments to Section 242 of the DGCL provide a benefit to stockholders as they allow corporations to more easily approve a reverse stock split and therefore maintain their listing. We expect that our peers will seek to obtain the same benefits of the new Section 242 modified vote thresholds. We refer to this proposed amendment to our Charter as the “Voting Requirement Amendment” in this Proxy Statement. The text of the form of the Voting Requirement Amendment, which would be filed with the Delaware Secretary of State by means of the Certificate of Amendment to effect the Voting Requirement Amendment is set forth in Appendix C to this Proxy Statement.
On March 15, 2024, our Board of Directors determined that the proposed Voting Requirement Amendment is advisable and in the best interests of the Company and our stockholders and authorized and approved the proposed Voting Requirement Amendment and directed that it be considered at the Annual Meeting.
TEXT OF PROPOSED AUTHORIZED SHARES AMENDMENT TO THE CHARTER

The proposed Certificate of Amendment reflecting the foregoing Voting Requirement Amendment is attached as Appendix C to this Proxy Statement. However, the text of the Voting Requirement Amendment is subject to revision to include such changes as may be required by the Secretary of State of the State of Delaware and as the Board of Directors deems necessary and advisable to effect the proposed amendment of the Certificate of Incorporation.
EFFECT OF THE VOTING REQUIREMENT AMENDMENT

If the proposed Voting Requirement Amendment is approved, our Charter will (i) no longer require stockholder approval of forward stock splits (as well as any related increase in the number of authorized shares up to an amount proportionate to the split), provided that the Company has only one class of outstanding stock and that class is not divided into series; and (ii) allow reverse stock splits and related increases or decreases in the number of authorized shares to be approved by the affirmative vote of a majority of the votes cast, so long as (a) the applicable class is listed on a national securities exchange immediately before the charter amendment becomes effective and (b) the Company will meet exchange listing requirements immediately after the amendment becomes effective.

Notice of Annual Meeting of Stockholders and 2024 Proxy Statement | 55

TIMING AND EFFECT OF THE VOTING REQUIREMENT AMENDMENT

If the proposed Voting Requirement Amendment is approved by our stockholders, it will become effective immediately upon the filing of the Certificate of Amendment with the Secretary of State of the State of Delaware, which we expect to file promptly after the Annual Meeting. Other than the proposed amendment of Article IX containing the Voting Requirement Amendment, the remainder of our Charter will remain unchanged after effectiveness of the Voting Requirement Amendment. If the proposed Voting Requirement Amendment is not approved by our stockholders, our Charter will not reflect this change. In accordance with the DGCL, the Board may elect to abandon the proposed Voting Requirement Amendment without further action by the stockholders at any time prior to the effectiveness of the filing of the Certificate of Amendment with the Secretary of State of the State of Delaware, notwithstanding stockholder approval of the proposed Voting Requirement Amendment.
VOTE REQUIRED AND BOARD’S RECOMMENDATION

The approval of Proposal 6 requires the affirmative vote of the holders of two-thirds of the voting power of all of the outstanding shares of common stock entitled to vote generally, voting together as a single class. Abstentions will have the effect of a vote “AGAINST” the proposal, and broker non-votes will have the effect of a vote “AGAINST” the proposal.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR TO APPROVE AN AMENDMENT TO OUR CHARTER TO ADJUST VOTING REQUIREMENTS FOR CERTAIN FUTURE AMENDMENTS TO OUR CHARTER IN ACCORDANCE WITH RECENT AMENDMENTS TO SECTION 242(d) OF THE DGCL.

Notice of Annual Meeting of Stockholders and 2024 Proxy Statement | 56

APPROVAL OF AN ADJOURNMENT OF THE ANNUAL MEETING

We are asking our stockholders to vote on a proposal to approve any adjournments of the Annual Meeting for the purpose of soliciting additional proxies if there are not sufficient votes at the Annual Meeting to approve Proposals 1–6 or establish a quorum.
To consider and vote on a proposal to approve any adjournment of the Annual Meeting from time to time, if necessary or appropriate, including to solicit additional votes in favor of Proposals 1–6 or if there are not sufficient votes at the time of the Annual Meeting to adopt Proposals 1–6 or to establish a quorum, which proposal we refer to as the “Adjournment Proposal.” If this Proposal is approved, if there is no quorum, the Annual Meeting may be adjourned, without any business being conducted, due to lack of the required quorum.
VOTE REQUIRED AND BOARD OF DIRECTORS’ RECOMMENDATION

Approval of the Adjournment Proposal requires the affirmative vote of the holders of a majority of the votes cast affirmatively or negatively at the Annual Meeting; provided, that in the absence of a quorum, the affirmative vote of the holders of a majority of the shares represented thereat is required for the Adjournment Proposal. The holders of Series C Preferred Stock are entitled to vote with the common stock, together as a single class, on the Authorized Shares Amendment Proposal, Voting Requirement Amendment Proposal, and the Adjournment Proposal with respect to only an adjournment of the Annual Meeting called for the purpose of voting on the Authorized Shares Amendment Proposal or Voting Requirement Amendment Proposal, but are not otherwise entitled to vote on any other proposals to be presented to the stockholders. Approval of this Adjournment Proposal is not a condition to the completion of Proposals 1–6. If you properly authorize your proxy by mail, by telephone or through the Internet, but do not indicate instructions to vote your shares “FOR,” “AGAINST” or “ABSTAIN” on the Adjournment Proposal, your shares will be voted in accordance with the recommendation of our Board, which is “FOR” the Adjournment Proposal. Abstentions will have no effect with respect to the vote on the Adjournment Proposal (assuming the presence of a quorum), or, in the absence of a quorum, will have the same effect as a vote “AGAINST” the Adjournment Proposal.
THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR TO APPROVE THE ADJOURNMENT PROPOSAL.

Notice of Annual Meeting of Stockholders and 2024 Proxy Statement | 58

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS & MANAGEMENT
The following table sets forth certain information regarding the beneficial ownership of common stock as of May 10, 2024, by (a) each person known by us to be the beneficial owner of more than 5% of the outstanding shares of our common stock, (b) each NEO identified in the Summary Compensation Table below, (c) each director and nominee for director, and (d) all named executive officers and directors as a group.
The percentage of common stock outstanding is based on 257,449,585 shares of common stock outstanding as of May 10, 2024 and the percentage of Series C Preferred Stock outstanding is based on [           ] shares of Series C Preferred Stock issued on May 22, 2024. For purposes of the table below, and in accordance with the rules of the SEC, we deem shares of common stock subject to stock options or warrants that are currently exercisable or exercisable within 60 days of the May 10, 2024 to be outstanding and to be beneficially owned by the person holding the stock options or warrants for the purpose of computing the percentage ownership of that person, but we do not treat them as outstanding for the purpose of computing the percentage ownership of any other person. Except as otherwise noted, each of the persons or entities in this table has sole voting and investing power with respect to all of the shares of common stock beneficially owned by them, subject to community property laws, where applicable. Except as otherwise noted below, the street address of each beneficial owner is c/o Ocugen, Inc., 11 Great Valley Parkway, Malvern, PA 19355.
	Shares Beneficially Owned
Name of Beneficial Owner	Number of Shares of Common Stock	Number of Shares of Series C Preferred Stock	Percentage of Common Stock	Percentage of Series C Preferred Stock
Greater than 5% Stockholders
SSgA Funds Management, Inc. (1)	25,215,653		9.80%
Named Executive Officers and Directors
Shankar Musunuri, Ph. D., MBA (2)	6,405,657		2.45%
Arun Upadhyay, Ph. D. (3)	729,579		*
Michael Breininger, CPA, MBA, LSSBB	—		*
Ramesh Kumar, Ph. D. (4)	396,409		*
Junge Zhang, Ph. D. (5)	1,523,091		*
Uday B. Kompella, Ph. D. (6)	1,111,353		*
Kirsten Castillo, MBA (7)	453,909		*
Prabhavathi Fernandes, Ph. D., FIDSA (8)	412,409		*
Marna C. Whittington, Ph. D. (9)	333,083		*
All executive officers and directors as a group (10 persons) (10)	11,367,134		4.29%
* Represents beneficial ownership of less than one percent (1%) of the outstanding common stock.
(1)Consists of 25,215,653 shares of common stock, which is based on the most recent publicly disclosed information available. The address for SSgA Funds Management, Inc. is 1 Lincoln Street, Boston, MA 02111.
(2)Consists of (i) 913,283 shares of common stock, 7,191 shares of common stock issuable pursuant to warrants exercisable within 60 days of May 10, 2024, and 4,519,683 shares of common stock issuable pursuant to stock options exercisable within 60 days of May 10, 2024 held by Dr. Musunuri; and (ii) 965,095 shares of common stock and 405 shares of common stock issuable pursuant to warrants exercisable within 60 days of

Notice of Annual Meeting of Stockholders and 2024 Proxy Statement | 59

May 10, 2024, in each case held by KVM Holdings, LLC. Dr. Musunuri is a member and officer of KVM Holdings, LLC and has voting and investment power over the shares held by KVM Holding, LLC.
(3)Consists of 104,525 shares of common stock and 625,054 shares of common stock issuable pursuant to stock options exercisable within 60 days of May 10, 2024, held by Dr. Upadhyay.
(4)Consists of 396,409 shares of common stock issuable pursuant to stock options exercisable within 60 days of May 10, 2024.
(5)Consists of (i) 357,909 shares of common stock issuable pursuant to stock options exercisable within 60 days of May 10, 2024, held by Dr. Zhang and (ii) 1,165,182 shares of common stock held by Gupiao Trust. Dr. Zhang is the beneficiary of Gupiao Trust had has voting and investment power over securities held by Gupiao Trust.
(6)Consists of (i) 550,674 shares of common stock, 354 shares of common stock issuable pursuant to warrants exercisable within 60 days of May 10, 2024, and 405,909 shares of common stock issuable pursuant to stock options exercisable within 60 days of May 10, 2024, held by Dr. Kompella; and (ii) 154,416 shares of common stock held by Kompella LLC. Dr. Kompella has voting and investment power over the shares of common stock held by Kompella LLC.
(7)Consists of 50,000 shares of common stock and 403,909 shares of common stock issuable pursuant to stock options exercisable within 60 days of May 10, 2024.
(8)Consists of 412,409 shares of common stock issuable pursuant to stock options exercisable within 60 days of May 10, 2024.
(9)Consists of (i) 332,083 shares of common stock issuable pursuant to stock options exercisable within 60 days of May 10, 2024, held by Dr. Whittington; and (ii) 1,000 shares of common stock held by Marna C. Whittington Revocable Trust. Dr. Whittington is the trustee and sole beneficiary of the Marna C. Whittington Revocable Trust.
(10)Consists of 3,904,175 shares of common stock, 7,950 shares of common stock issuable pursuant to warrants exercisable within 60 days of May 10, 2024, and 7,453,365 shares of common stock issuable pursuant to stock options exercisable within 60 days of May 10, 2024. Of these amounts, 1,644 shares of common stock are held by an executive officer who was not an NEO as of December 31, 2023.

Notice of Annual Meeting of Stockholders and 2024 Proxy Statement | 60

GENERAL INFORMATION
This Proxy Statement and the proxy card are first being mailed to our stockholders on or about May [ ], 2024. In accordance with the rules of the SEC, we are advising our stockholders of the availability on the Internet of our proxy materials related to our forthcoming Annual Meeting. Because we have elected to utilize the “full-set delivery” option, we are delivering to all stockholders paper copies of all of the proxy materials, as well as providing access to those proxy materials on a publicly accessible website. This Proxy Statement and our 2023 Annual Report are available to holders of our common stock at www.proxyvote.com.
STOCKHOLDERS ENTITLED TO VOTE

All stockholders of record, including holders of our common stock and holders of Series C Preferred Stock, at the close of business on May 23, 2024 (the “Record Date”), are entitled to receive the Notice and to vote their shares at the Annual Meeting. As of the Record Date, there were outstanding [      ] shares of our common stock and [      ] shares of our Series C Preferred Stock.
Each share of common stock is entitled to one vote on each matter properly brought to the Annual Meeting. Notwithstanding the foregoing, holders of outstanding shares of Series C Preferred Stock will only be entitled to vote such shares to the extent that such shares have not been automatically redeemed in the Initial Redemption (as defined below).
As previously announced on May 10, 2024, the Board declared a dividend of one one-thousandth (1/1,000th) of a share of Series C Preferred Stock for each outstanding share of common stock to stockholders of record of common stock as of 5:00 p.m. Eastern Time on May 20, 2024 (the “Series C Record Date”). The holders of Series C Preferred Stock have 1,000,000 votes per whole share of Series C Preferred Stock (i.e., 1,000 votes per one one-thousandth of a share of Series C Preferred Stock) and are entitled to vote with the common stock, together as a single class, on the Authorized Shares Amendment Proposal, Voting Requirement Amendment Proposal, and the Adjournment Proposal with respect to only an adjournment of the Annual Meeting called for the purpose of voting on the Authorized Shares Amendment Proposal or Voting Requirement Amendment Proposal, but are not otherwise entitled to vote on the other proposals to be presented at the Annual Meeting. Notwithstanding the foregoing, each share of Series C Preferred Stock redeemed pursuant to the Initial Redemption will have no voting power with respect to the Authorized Shares Amendment Proposal, Voting Requirement Amendment Proposal, Adjournment Proposal or any other matter. Unless otherwise provided on any applicable proxy or ballot with respect to the voting on the Authorized Shares Amendment Proposal, Voting Requirement Amendment Proposal or Adjournment Proposal, when a holder of common stock submits a vote on the Authorized Shares Amendment Proposal, Voting Requirement Amendment Proposal and Adjournment Proposal, the corresponding number of shares of Series C Preferred Stock (or fraction thereof) held by such holder will be automatically cast in the same manner as the vote of the share of common stock (or fraction thereof) in respect of which such share of Series C Preferred Stock (or fraction thereof) was issued as a dividend is cast on the Authorized Shares Amendment Proposal, Voting Requirement Amendment Proposal and Adjournment Proposal (with respect to only an adjournment of the Annual Meeting called for the purpose of voting on the Authorized Shares Amendment Proposal or Voting Requirement Amendment Proposal), and the proxy or ballot with respect to shares of common stock held by any holder on whose behalf such proxy or ballot is submitted will be deemed to include all shares of Series C Preferred Stock (or fraction thereof) held by such holder. Holders of Series C Preferred Stock will not receive a separate ballot or proxy to cast votes with respect to the Series C Preferred Stock on the Authorized Shares Amendment Proposal, Voting Requirement Amendment Proposal, Adjournment Proposal or any other proposals to be presented to the stockholders. For example, if a stockholder holds 10 shares of common stock (entitled to one vote per share) and votes in favor of the Authorized Shares Amendment Proposal, then 10,010 votes will be recorded in favor of the Authorized Shares Amendment Proposal because the stockholder’s shares of Series C Preferred Stock will automatically be voted in favor of the Authorized Shares Amendment Proposal alongside such stockholder’s shares of common stock.
All shares of Series C Preferred Stock that are not present in person or by proxy at the Annual Meeting as of immediately prior to the opening of the polls at the Annual Meeting will be automatically redeemed (the “Initial Redemption”). Any outstanding shares of Series C Preferred Stock that have not been redeemed pursuant to

Notice of Annual Meeting of Stockholders and 2024 Proxy Statement | 61

the Initial Redemption will be redeemed in whole, but not in part, (i) if and when ordered by our Board or (ii) automatically upon the approval by the Company’s stockholders of the Authorized Shares Amendment Proposal and Voting Requirement Amendment Proposal at any meeting of the stockholders held for the purpose of voting on such proposals.
Any holder of shares of common stock that held such shares as of the Series C Record Date received a dividend of one one-thousandth (1/1,000th) of a share of Series C Preferred Stock for each share of common stock held by such holder, and is deemed to have the voting power attributable to both its shares of common stock and Series C Preferred Stock for purposes of the Annual Meeting. Any holder that purchased any shares of common stock in the open market after the Series C Record Date and prior to the Annual Meeting Record Date also received one one-thousandth (1/1,000th) of a share of Series C Preferred Stock for each share of common stock purchased by such holder and is deemed to have the voting power attributable to both its shares of common stock and Series C Preferred Stock for purposes of the Annual Meeting. Conversely, the voting power held by any holder that sold any shares of common stock and Series C Preferred Stock after the Series C Record Date and prior to the Annual Meeting Record Date is reduced in proportion to the number of shares of common stock and Series C Preferred Stock sold by such holder.
The Initial Redemption will occur after the quorum call and before opening of the polls at the Annual Meeting. A holder’s shares of Series C Preferred Stock will be redeemed in the Initial Redemption if (1) such holder does not submit a proxy to vote its shares of common stock and Series C Preferred Stock at the Annual Meeting (or revokes a submitted proxy prior to the Annual Meeting); and (2) such holder is not present at the Annual Meeting virtually in person or by proxy before opening of the polls at the Annual Meeting. If a holder is present at the Annual Meeting virtually in person or by proxy prior to the opening of the polls at the Annual Meeting, such holder’s Series C Preferred Stock shall not be redeemed in the Initial Redemption and shall be deemed outstanding for purposes of the Annual Meeting.
Additionally, if a holder of the Company’s common stock submits a proxy to vote its shares of common stock and Series C Preferred Stock, and subsequently revokes such proxy prior to the opening of the polls at the Annual Meeting, any shares of Series C Preferred Stock held by such holder shall be redeemed in the Initial Redemption, unless such holder is present at the Annual Meeting virtually in person prior to the opening of the polls at the Annual Meeting, in which case such holder’s Series C Preferred Stock shall not be redeemed in the Initial Redemption and shall be deemed outstanding for purposes of the Annual Meeting.
Even if a holder of the Company’s common stock chooses to not cast a vote on the matters to be voted upon at the Annual Meeting, the Company believes that the existence of the Series C Preferred Stock increases the likelihood that the Authorized Shares Amendment Proposal and Voting Requirement Amendment Proposal will be approved due to their amplified voting power, which may be further amplified as a result of the Initial Redemption. However, since holders of the Series C Preferred Stock have the opportunity to vote against the Authorized Shares Amendment Proposal and Voting Requirement Amendment Proposal, the Company may be unable to obtain the vote of the requisite voting power required to approve the Authorized Shares Amendment Proposal and Voting Requirement Amendment Proposal. In addition, if a holder of Series C Preferred Stock attends the Annual Meeting virtually in person or by proxy and abstains from voting on the Authorized Shares Amendment Proposal and Voting Requirement Amendment Proposal, such holder’s Series C Preferred Stock shall not be redeemed in the Initial Redemption, and such abstention will be treated as a vote against the Authorized Shares Amendment Proposal and Voting Requirement Amendment Proposal.
The Series C Preferred Stock was issued to solely affect the passage of charter amendments to effect the Authorized Shares Amendment Proposal and Voting Requirement Amendment Proposal. The Board determined that the issuance of the Series C Preferred Stock would assist the Company in obtaining the legally required approval for the Authorized Shares Amendment Proposal and Voting Requirement Amendment Proposal under Delaware law and the Company’s organizational documents without disenfranchising voters. Voters would not be disenfranchised since all of the Company’s stockholders on the Series C Record Date received shares of Series C Preferred Stock, and all such holders, as well as any holders who purchased shares of common stock (and therefore Series C Preferred Stock) prior the Annual Meeting Record Date, have the opportunity to vote for or against the Authorized Shares Amendment Proposal and Voting Requirement Amendment Proposal.

Notice of Annual Meeting of Stockholders and 2024 Proxy Statement | 62

The use of super-voting preferred stock, such as the Series C Preferred Stock, to approve an amendment to a company’s certificate of incorporation has not been validated by a Delaware court to date and has been neither specifically prohibited by, nor provided for, in applicable statutes. There can be no assurance that a Delaware court would not find that the use of our Series C Preferred Stock to approve the Authorized Shares Amendment Proposal or Voting Requirement Amendment Proposal does not alter or change the powers, preferences, or special rights of our common stock, or is not otherwise determined to be an insufficient method for approving the Authorized Shares Amendment Proposal or Voting Requirement Amendment Proposal.
ATTENDING THE ANNUAL MEETING

We will be hosting the Annual Meeting live via audio webcast. Any stockholders can attend the Annual Meeting online at www.virtualshareholdermeeting.com/OCGN2024. If you were a stockholders as of the Record Date or you hold a valid proxy for the Annual Meeting, you can vote at the Annual Meeting. A summary of the information you need to attend the Annual Meeting online is provided below:
•
Instructions on how to attend and participate via the Internet, including how to demonstrate proof of stock ownership, are posted at www.virtualshareholdermeeting.com/OCGN2024.

•
Assistance with questions regarding how to attend and participate via the Internet will be provided at www.virtualshareholdermeeting.com/OCGN2024 on the day of the Annual Meeting.

•
The webcast will start on June 28, 2024 at 8:00 a.m. Eastern Time.

•
You will need your 16-digit control number to enter the Annual Meeting.

•
Stockholders may submit questions while attending the Annual Meeting via the Internet.

•
Webcast replay of the Annual Meeting will be available until June 28, 2025.

To attend and participate in the Annual Meeting, you will need the 16-digit control number included in the Notice, on your proxy card, or on the instructions that accompanied your proxy materials. If your shares are held in “street name,” you should contact your bank or broker to obtain your 16-digit control number or otherwise vote through the bank or broker. If you lose your 16-digit control number, you may join the Annual Meeting as a “Guest,” but you will not be able to vote, ask questions, or access the list of stockholders as of the Record Date.
During the virtual Annual Meeting, you may only submit questions in the question box provided at www.virtualshareholdermeeting.com/OCGN2024. We will respond to as many inquiries at the Annual Meeting as time allows.
We will have technicians ready to assist you with any technical difficulties you may have while accessing the Annual Meeting website. If you encounter any difficulties accessing the virtual Annual Meeting during the check-in or meeting time, please call the technical support number that will be posted on the Annual Meeting website’s log-in page.
OTHER MATTERS

The Annual Meeting is called for the purposes set forth in the Notice. Our Board is not aware of any other matters to be considered by the stockholders at the Annual Meeting other than the matters described in the Notice. However, the enclosed proxy confers discretionary authority on the persons named in the proxy card with respect to matters that may properly come before the Annual Meeting and that are not known to our Board at the date this Proxy Statement was printed. It is the intention of the persons named in the proxy card to vote in accordance with their best judgment on any such matter.
REQUIREMENTS FOR SUBMISSION OF DIRECTOR NOMINATIONS AND STOCKHOLDER PROPOSALS FOR NEXT YEAR’S ANNUAL MEETING

In order to be considered for inclusion in the proxy statement for our 2025 Annual Meeting of Stockholders, stockholders interested in submitting a proposal or nominating a director for election at next year’s Annual

Notice of Annual Meeting of Stockholders and 2024 Proxy Statement | 63

Meeting of Stockholders may do so by following the procedures prescribed in Rule 14a-8 promulgated under the Exchange Act. To be eligible for inclusion in our proxy materials, stockholder director nominations or proposals must be received at our principal executive offices no later than the close of business on January 28, 2025, which is the 120th day prior to the first anniversary we released this Proxy Statement to our stockholders for the 2024 Annual Meeting. To be included in our proxy materials, your director nomination or proposal must also comply with our Bylaws and Rule 14a-8 promulgated under the Exchange Act. If we change the date of the 2025 Annual Meeting of stockholders by more than 30 days from the anniversary of this year’s Annual Meeting, stockholders nominations or proposals must be received at a reasonable time before we begin to make available the proxy materials for the 2025 Annual Meeting of Stockholders in order to be considered for inclusion in our Proxy Statement. Such proposals should be sent to Ocugen, Inc., 11 Great Valley Parkway, Malvern, PA 19355 Attention: Corporate Secretary.
Alternatively, stockholders intending to present a proposal or nominate a director for election at the 2025 Annual Meeting of Stockholders without having the proposal or nomination included in our Proxy Statement must deliver written notice of the nomination or proposal to our Corporate Secretary at our principal executive offices no earlier than March 14, 2025, which is the 75th day prior to the first anniversary of the date we released this Proxy Statement to our stockholders for the 2024 Annual Meeting, and no later than April 13, 2025, which is the 45th day prior to the first anniversary of the date we released this Proxy Statement to our stockholders for the 2024 Annual Meeting. However, if we change the date of our 2025 Annual Meeting of Stockholders by more than 30 days from the anniversary of this year’s Annual Meeting, such nominations and proposals must be received no later than the close of business on the later of (a) the 90th day prior to our 2025 Annual Meeting of Stockholders and (b) the 10th day following the day we first publicly announce the date of our 2025 Annual Meeting of Stockholders. The stockholder’s written notice must include certain information concerning the stockholders and each nominee and proposal, as specified in our Bylaws. If the stockholder does not also satisfy the requirements of Rule 14a-4 promulgated under the Exchange Act, the persons named as proxies will be allowed to use their discretionary voting authority when and if the matter is raised at the 2025 annual meeting of stockholders. Such nominations or proposals should be sent to Ocugen, Inc., 11 Great Valley Parkway, Malvern, PA 19355 Attention: Corporate Secretary.
In addition, to comply with the universal proxy rules, stockholders intending to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than May 9, 2025.
STOCKHOLDER COMMUNICATIONS TO THE BOARD

Stockholders and other interested parties may communicate with the Board by writing to the Corporate Secretary, Ocugen, Inc., 11 Great Valley Parkway, Malvern, PA 19355. Communications intended for a specific director or directors should be addressed to their attention to the Corporate Secretary at the address provided above. Communications received from stockholders are forwarded directly to Board members as part of the materials mailed in advance of the next scheduled Board meeting following receipt of the communications. The Board has authorized the Corporate Secretary, at its discretion, to forward communications on a more expedited basis if circumstances warrant, or to exclude a communication if it is illegal, unduly hostile or threatening, or similarly inappropriate. Advertisements, solicitations for periodical or other subscriptions, and other similar communications generally will not be forwarded to the directors. You may submit your concern anonymously or confidentially by postal mail. You may also indicate whether you are a stockholder, customer, supplier or other interested party. The matter that you submitted may be discussed with our legal counsel, with independent advisors, with non-management directors, or with our management. The Board may take other action or no action as it determines in good faith, using reasonable judgment and applying the discretion.
AVAILABILITY OF MATERIALS

Our 2023 Annual Report, including the financial statements and financial statement schedules, has been filed with the SEC and provides additional information about us, which is incorporated herein by reference. Our proxy statement for our 2024 Annual Meeting and, in compliance with securities rules, our 2023 Annual Report (together, the Proxy Materials) were mailed on May 28, 2024. In accordance with the rules of the SEC, we are advising our stockholders of the availability on the internet of our proxy materials related to our forthcoming

Notice of Annual Meeting of Stockholders and 2024 Proxy Statement | 64

Annual Meeting. Because we have elected to utilize the “full-set delivery” option, we are delivering to all stockholders paper copies of all of the proxy materials, as well as providing access to those proxy materials on a publicly accessible website. The Proxy Materials are available to holders of our common stock at www.proxyvote.com.
VOTING METHODS

You may vote at the Annual Meeting by voting online during the live audio webcast or you may cast your vote in any of the following ways:

Mailing your signed proxy card or voter instruction card	Using the Internet at www.proxyvote.com	Calling toll-free from the United States, U.S. territories and Canada to 1-800-690-6903
HOW YOUR SHARES WILL BE VOTED

In each case, your shares will be voted as you instruct. Unless otherwise provided on any applicable proxy or ballot with respect to the voting on the Authorized Shares Amendment Proposal, Voting Requirement Amendment Proposal, or Adjournment Proposal, when a holder of common stock submits a vote on the Authorized Shares Amendment Proposal, Voting Requirement Amendment Proposal, and the Adjournment Proposal, the corresponding number of shares of Series C Preferred Stock (or fraction thereof) held by such holder will be automatically cast in the same manner as the vote of the share of common stock (or fraction thereof) in respect of which such share of Series C Preferred Stock (or fraction thereof) was issued as a dividend is cast on the Authorized Shares Amendment Proposal, Voting Requirement Amendment Proposal, or Adjournment Proposal (with respect to only an adjournment of the Annual Meeting called for the purpose of voting on the Authorized Shares Amendment Proposal or Voting Requirement Amendment Proposal), and the proxy or ballot with respect to shares of common stock held by any holder on whose behalf such proxy or ballot is submitted will be deemed to include all shares of Series C Preferred Stock (or fraction thereof) held by such holder. If you return a signed card, but do not provide voting instructions, your shares will be voted FOR each of the proposals. If you are the record holder of your shares, you may revoke or change your vote any time before the proxy is exercised. To do so, you must do one of the following:
•
Vote over the Internet at www.proxyvote.com or by telephone as instructed above. Only your latest Internet or telephone vote is counted. You may not revoke or change your vote over the Internet at www.proxyvote.com or by telephone after 11:59 p.m. Eastern Time on June 27, 2024.

•
Sign a new proxy card and submit it by mail, which must be received no later than June 27, 2024. Only your latest dated proxy card will be counted.

•
Attend the Annual Meeting at www.virtualshareholdermeeting.com/OCGN2024 and vote online during the live audio webcast. Attending the Annual Meeting will not by itself revoke a previously granted proxy.

•
Give our Corporate Secretary written notice at IR@ocugen.com before or at the meeting that you want to revoke your proxy.

If your shares are held by your broker, bank, or other holder of record as a nominee or agent (i.e., the shares are held in “street name”), you should follow the instructions provided by your broker, bank, or other holder of record.

Notice of Annual Meeting of Stockholders and 2024 Proxy Statement | 65

Deadline for Voting. The deadline for voting by telephone or Internet at www.proxyvote.com is 11:59 p.m. Eastern Time on June 27, 2024. If you are a registered stockholder and attend the meeting, you may also vote online during the Annual Meeting at www.virtualshareholdermeeting.com/OCGN2024.
BROKER VOTING AND VOTES REQUIRED FOR EACH PROPOSAL

If your shares are held in a stock brokerage account or by a bank or other holder of record, you are considered the “beneficial owner” of shares held in street name. The Notice has been forwarded to you by your broker, bank, or other holder of record who is considered the stockholders of record of those shares. As the beneficial owner, you may direct your broker, bank, or other holder of record on how to vote your shares by using the proxy card included in the materials made available or by following their instructions for voting on the Internet.
A broker non-vote occurs when a broker or other nominee that holds shares for another does not vote on a particular item because the nominee does not have discretionary voting authority for that item and has not received instructions from the beneficial owner of the shares. The following table summarizes how broker non-votes and abstentions are treated with respect to our proposals:
	Proposal	Votes Required	Treatment of Votes Withheld (Item 1), Abstentions and Broker Non-Votes	Broker Discretionary Voting
Item 1:	Election of Class I Directors for a Three-Year Term Expiring in 2027	Plurality of the votes cast	Votes withheld and broker non-votes will have no effect on the outcome of the proposal	No
Item 2:	Ratification of Appointment of Ernst & Young as our Independent Registered Public Accounting Firm for the 2024 Fiscal Year	Majority of the voting power of the outstanding voting stock present in person or represented by proxy at the meeting, and entitled to vote on this matter
Abstentions will have the effect of a vote “AGAINST” the proposal
Brokers have discretion to vote on this proposal and so we do not expect there to be broker non-votes with respect to this proposal; if there are broker non-votes, they will have no effect on the outcome of this proposal
Yes
Item 3:	Approval, on a non-binding advisory basis, of the compensation of our NEOs	Majority of the voting power of the outstanding voting stock present in person or represented by proxy at the meeting, and entitled to vote on this matter	Abstentions will have the effect of a vote “AGAINST” the proposal and broker non-votes will have no effect on the outcome of this proposal	No

Notice of Annual Meeting of Stockholders and 2024 Proxy Statement | 66

	Proposal	Votes Required	Treatment of Votes Withheld (Item 1), Abstentions and Broker Non-Votes	Broker Discretionary Voting
Item 4	Approval of an amendment to our Charter to effect officer limitation of liability	Majority of the voting power of all of the then-outstanding shares of the capital stock of the Company entitled to vote generally in the election of directors, voting together as a single class	Abstentions will have the effect of a vote “AGAINST” the proposal and broker non-votes will have the effect of a vote “AGAINST” the proposal	No
Item 5	Approval of an amendment to our Charter to increase the number of authorized shares of common stock	Majority of the voting power of all of the then-outstanding shares of the capital stock of the Company entitled to vote generally in the election of directors, voting together as a single class	Abstentions will have the effect of a vote “AGAINST” the proposal and broker non-votes will have the effect of a vote “AGAINST” the proposal	Yes
Item 6	Approval of an amendment to our Charter to adjust voting requirements for certain future amendments to our Charter in accordance with recent amendments to Section 242(d) of the DGCL	Two-thirds of the voting power of all of the outstanding shares of common stock entitled to vote generally in the election of directors, voting together as a single class	Abstentions will have the effect of a vote “AGAINST” the proposal and broker non-votes will have the effect of a vote “AGAINST” the proposal	No
Item 7	Approval of an Adjournment of the Annual Meeting	Majority of the votes cast affirmatively or negatively at the Annual Meeting
Abstentions will have no effect with respect to the vote on the Adjournment Proposal (assuming the presence of a quorum), or, in the absence of a quorum, will have the same effect as a vote “AGAINST” the Adjournment Proposal.
No
QUORUM

We must have a quorum to conduct business at the Annual Meeting. A quorum consists of the presence at the meeting either online during the live audio webcast or represented by proxy of the holders of one-third of the voting power of our outstanding shares of common stock entitled to vote generally in the election of directors. Shares of Series C Preferred Stock that are automatically redeemed in the Initial Redemption will not be counted

Notice of Annual Meeting of Stockholders and 2024 Proxy Statement | 67

towards the presence of a quorum or as part of the outstanding shares of capital stock of the Company entitled to vote at our Annual Meeting for purposes of determining the presence of a quorum. For the purpose of establishing a quorum, votes withheld, abstentions, including brokers holding customers’ shares of record who cause abstentions to be recorded at the meeting, and broker non-votes are considered stockholders who are present and entitled to vote, and count toward the quorum. If there is no quorum, the holders of a majority of shares present at the meeting in person or represented by proxy or the chairman of the meeting may adjourn the meeting to another date.
Each holder of one share of common stock that holds one one-thousandth (1/1,000th) of a share Series C Preferred Stock that is not redeemed in the Initial Redemption will have 1,001 votes with respect to the establishment of a quorum and the matters to be voted upon at the Annual Meeting. Each holder of one share of common stock that holds one one-thousandth (1/1,000th) of a share Series C Preferred Stock that is redeemed in the Initial Redemption will have one vote with respect to the establishment of a quorum and the matters to be voted upon at the Annual Meeting.
Shares of Series C Preferred Stock that are automatically redeemed in the Initial Redemption will not be counted towards the presence of a quorum or as part of the outstanding shares of capital stock of the Company entitled to vote at the Company’s Annual Meeting for purposes of determining the presence of a quorum or approval of the Authorized Shares Amendment Proposal or Voting Requirement Amendment Proposal. For illustrative purposes only, if the Company had 1,000,000 shares of common stock outstanding as of the Annual Meeting Record Date, each with one vote per share, and 1,000 shares of Series C Preferred Stock, each with 1,000,000 votes per share, the total number of votes attributable to the Company’s capital stock would be 1,001,000,000. In this scenario, 333,666,667 votes (including one-third (1/3) of the voting power represented by our common stock) would be required to establish a quorum at the Annual Meeting, and 500,500,001 votes would be required to approve the Authorized Shares Amendment Proposal. Further, if 500 shares of Series C Preferred Stock are redeemed in the Initial Redemption, the total number of votes attributable to the Company’s capital stock for purposes of the Annual Meeting would be 501,000,000. In such scenario, 167,000,000 votes (including one-third (1/3) of the voting power represented by our common stock) would be required to establish a quorum at the Annual Meeting, and 250,500,001 votes would be required to approve the Authorized Shares Amendment Proposal.
There were [           ] shares of common stock and [           ] shares of Series C Preferred Stock outstanding on the Record Date. If no shares of Series C Preferred Stock are redeemed in the Initial Redemption, (a) a quorum shall consist of the presence, virtually in person or by proxy, of at least (i) shares of common stock and Series C Preferred Stock representing [                 ] total votes, and (ii) [           ] shares of common stock, (b) the Authorized Shares Amendment Proposal shall require the affirmative vote of at least [           ] total votes, (c) the Voting Requirement Amendment Proposal shall require the affirmative vote of at least [           ] total votes and (d) the Adjournment Proposal shall require a majority of the total votes cast. The thresholds required to approve the proposals at this Annual Meeting shall be reduced proportionally as a result of any shares of Series C Preferred Stock redeemed in the Initial Redemption, however, in no event shall such Initial Redemption impact the requirement under Nasdaq Listing Rule 5620(c) that at least 33 1∕3% of the Company’s common stock must be present, virtually in person or by proxy, to obtain a quorum.
The mirrored voting function of our Series C Preferred Stock will have a significant impact on the number of votes required to approve the Authorized Shares Amendment Proposal and Voting Requirement Amendment Proposal. Assuming the minimum quorum requirement of holders representing one-third (1/3) of the votes stockholders are entitled to cast at the Annual Meeting (including at least one-third (1/3) of the votes represented by our common stock) is met, and no other holders of shares of our common stock are present, virtually in person or by proxy at the Annual Meeting, the Authorized Shares Amendment Proposal for example could be approved by holders representing only 16.667% of our outstanding common stock (along with their Series C Preferred Stock) voting to approve the Authorized Shares Amendment Proposal, rather than at least 50.001% of our outstanding common stock, which would be required absent the existence of the Series C Preferred Stock.
PROXY SOLICITATION COSTS

We pay the cost of soliciting proxies. Proxies will be solicited on behalf of the Board by mail, telephone and other electronic means, or in person. Directors and employees will not be paid any additional compensation

Notice of Annual Meeting of Stockholders and 2024 Proxy Statement | 68

for soliciting proxies. We may also reimburse brokerage firms, banks, and other agents for the cost of forwarding proxy materials to beneficial owners.
HOUSEHOLDING

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of our documents, including the annual report to stockholders and proxy statement, may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of either document to you upon written or oral request to Ocugen, Inc., 11 Great Valley Parkway, Malvern, PA 19355, Attention: Corporate Secretary, telephone: 484.328.4701. If you want to receive separate copies of the proxy statement or annual report to stockholders in the future, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your bank, broker or other nominee record holder, or you may contact us at the above address and phone number.

Notice of Annual Meeting of Stockholders and 2024 Proxy Statement | 69

Appendix A
CERTIFICATE OF AMENDMENT
TO
SIXTH AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF
OCUGEN, INC.
(Pursuant to Section 242 of the
General Corporation Law of the State of Delaware)
Ocugen, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify as follows:
1.
The name of the Corporation is Ocugen, Inc.

2.
That a resolution was duly adopted by the Board of Directors of the Corporation pursuant to Section 242 of the General Corporation Law of the State of Delaware (the “DGCL”) setting forth an amendment to the Sixth Amended and Restated Certificate of Incorporation, as amended (the “Sixth Amended and Restated Certificate of Incorporation”), and declaring said amendment to be advisable. The requisite stockholders of the Corporation have duly approved the proposed amendment in accordance with Section 242 of the DGCL. The amendment amends the Sixth Amended and Restated Certificate of Incorporation as follows:

3.
The Sixth Amended and Restated Certificate of Incorporation of the Corporation is hereby amended by adding Article X in its entirety as follows:

“Officer Limitation of Liability
A.
Officers.   To the fullest extent permitted by Delaware General Corporation Law, an Officer (as defined below) of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of his or her fiduciary duty as an officer of the Corporation, except for liability (a) for any breach of the Officer’s duty of loyalty to the Corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) for any transaction from which the Officer derived an improper personal benefit, or (d) arising from any claim brought by or in the right of the Corporation. If the Delaware General Corporation Law is amended after the effective date of this Certificate to authorize corporate action further eliminating or limiting the personal liability of Officers, then the liability of an Officer of the Corporation shall be eliminated or limited to the fullest extent permitted by Delaware General Corporation Law, as so amended. For purposes of this Article X, “Officer” shall mean an individual who has been duly appointed as an officer of the Corporation and who, at the time of an act or omission as to which liability is asserted, is deemed to have consented to service of process to the registered agent of the Corporation as contemplated by 10 Del. C. § 3114(b).

B.
Amendment or Modification.   Any amendment, repeal or modification of this Article X by either of (i) the stockholders of the Corporation or (ii) an amendment to Delaware General Corporation Law, shall not adversely affect any right or protection existing at the time of such amendment, repeal or modification with respect to any acts or omissions occurring before such amendment, repeal or modification of a person serving as an Officer at the time of such amendment, repeal or modification.”

4.
This Certificate of Amendment shall become effective on [           ], 2024 at 12:01 a.m. Eastern Time.

5.
Except as set forth in this Certificate of Amendment, the Sixth Amended and Restated Certificate of Incorporation, as amended, remains in full force and effect.

Notice of Annual Meeting of Stockholders and 2024 Proxy Statement | A-1

IN WITNESS WHEREOF, Ocugen, Inc. has caused this Certificate to be executed by its duly authorized officer on this [  ] day of [           ], 2024.
OCUGEN, INC.
By:

Name: Shankar Musunuri
Title: Chief Executive Officer and Chairman

Notice of Annual Meeting of Stockholders and 2024 Proxy Statement | A-2

Appendix B
CERTIFICATE OF AMENDMENT
TO
SIXTH AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF
OCUGEN, INC.
(Pursuant to Section 242 of the
General Corporation Law of the State of Delaware)
Ocugen, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify as follows:
1.
The name of the Corporation is Ocugen, Inc.

2.
That a resolution was duly adopted by the Board of Directors of the Corporation pursuant to Section 242 of the General Corporation Law of the State of Delaware (the “DGCL”) setting forth an amendment to the Sixth Amended and Restated Certificate of Incorporation, as amended (the “Sixth Amended and Restated Certificate of Incorporation”), and declaring said amendment to be advisable. The requisite stockholders of the Corporation have duly approved the proposed amendment in accordance with Section 242 of the DGCL. The amendment amends the Sixth Amended and Restated Certificate of Incorporation as follows:

3.
Paragraph A of Article IV of the Sixth Amended and Restated Certificate of Incorporation of the Corporation is hereby amended and restated in its entirety as follows:

“A. The total number of shares of all classes of stock which the Corporation shall have authority to issue is four hundred million (400,000,000), consisting of three hundred ninety million (390,000,000) shares of Common Stock, par value $0.01 per share (the “Common Stock”), and ten million (10,000,000) shares of Preferred Stock, par value $0.01 per share (the “Preferred Stock”).”
4.
This Certificate of Amendment shall become effective on [           ], 2024 at 12:01 a.m. Eastern Time.

5.
Except as set forth in this Certificate of Amendment, the Sixth Amended and Restated Certificate of Incorporation, as amended, remains in full force and effect.

Notice of Annual Meeting of Stockholders and 2024 Proxy Statement | B-1

IN WITNESS WHEREOF, Ocugen, Inc. has caused this Certificate to be executed by its duly authorized officer on this [      ] day of [           ], 2024.
OCUGEN, INC.
By:

Name: Shankar Musunuri
Title: Chief Executive Officer and Chairman

Notice of Annual Meeting of Stockholders and 2024 Proxy Statement | B-2

Appendix C
CERTIFICATE OF AMENDMENT
TO
SIXTH AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF
OCUGEN, INC.
(Pursuant to Section 242 of the
General Corporation Law of the State of Delaware)
Ocugen, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify as follows:
1.
The name of the Corporation is Ocugen, Inc.

2.
That a resolution was duly adopted by the Board of Directors of the Corporation pursuant to Section 242 of the General Corporation Law of the State of Delaware (the “DGCL”) setting forth an amendment to the Sixth Amended and Restated Certificate of Incorporation, as amended (the “Sixth Amended and Restated Certificate of Incorporation”), and declaring said amendment to be advisable. The requisite stockholders of the Corporation have duly approved the proposed amendment in accordance with Section 242 of the DGCL. The amendment amends the Sixth Amended and Restated Certificate of Incorporation as follows:

3.
Article IV of the Sixth Amended and Restated Certificate of Incorporation of the Corporation is hereby amended by adding a new Paragraph D which reads as follows:

“D. Except as otherwise provided in any certificate of designations of any series of Preferred Stock or in Sections 242(d)(1) or (d)(2) of the Delaware General Corporation Law, the number of authorized shares of Common Stock or Preferred Stock may from time to time be increased or decreased (but not below the number of shares of such class then outstanding) by the affirmative vote of the holders of a majority in voting power of the outstanding shares of capital stock of the Corporation entitled to vote thereon irrespective of the provisions of Section 242(b)(2) of the Delaware General Corporation Law, unless a lower threshold is permitted under Section 242 of the Delaware General Corporation Law in which case such amendment may be adopted by such lower threshold of votes.”
4.
Article IX of the Sixth Amended and Restated Certificate of Incorporation of the Corporation is hereby amended by amending and restating Article IX in its entirety as follows:

“The Corporation reserves the right to amend or repeal any provision contained in this Restated Certificate of Incorporation in the manner prescribed by the laws of the State of Delaware and all rights conferred upon stockholders are granted subject to this reservation. Except as otherwise required by this Restated Certificate of Incorporation or by law, any amendment or repeal of Sections C or D or E of Article V, or any provision of Article VI, Article VII, Article VIII or this Article IX shall require the affirmative vote of the holders of at least two-thirds of the voting power of all of the then-outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class. For the avoidance of doubt and notwithstanding the vote requirements set forth in the foregoing sentence, the provisions of Sections 242(d)(1) and (d)(2) of the DGCL shall apply to the Corporation.”
5.
This Certificate of Amendment shall become effective on [           ], 2024 at 12:01 a.m. Eastern Time.

6.
Except as set forth in this Certificate of Amendment, the Sixth Amended and Restated Certificate of Incorporation, as amended, remains in full force and effect.

Notice of Annual Meeting of Stockholders and 2024 Proxy Statement | C-1

IN WITNESS WHEREOF, Ocugen, Inc. has caused this Certificate to be executed by its duly authorized officer on this [  ] day of [           ], 2024.
OCUGEN, INC.
By:

Name: Shankar Musunuri
Title: Chief Executive Officer and Chairman

Notice of Annual Meeting of Stockholders and 2024 Proxy Statement | C-2

PRELIMINARY
OCUGEN, INC.C/O BROADRIDGE CORPORATE ISSUER SOLUTIONS, INC.P.O. BOX 1342 BRENTWOOD, NY 11717SCAN TO VIEW MATERIALS & VOTE VOTE BY INTERNETBefore The Meeting - Go to www.proxyvote.com or scan the QR Barcode aboveUse the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.During The Meeting - Go to www.virtualshareholdermeeting.com/OCGN2024You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.VOTE BY PHONE - 1-800-690-6903Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.VOTE BY MAILMark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. Your proxy card must be received no later than the day before the meeting date.TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: V51949-P14356 KEEP THIS PORTION FOR YOUR RECORDSTHIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY OCUGEN, INC.The Board of Directors recommends you vote FOR the following: For Withhold AllAll For All Except To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below. 1.The election of Class I Directors for a Three-Year Term Expiring in 2027.01)Shankar Musunuri, Ph.D., MBA02)Junge Zhang, Ph.D.The Board of Directors recommends you vote FOR the following proposals: !!! For Against Abstain 2.Ratification of Appointment of Ernst & Young as Ocugen, Inc.’s!!!Independent Registered Public Accounting Firm for 2024.3.Approval, on an advisory basis, of the compensation of!!!Ocugen, Inc.’s named executive officers.4.Approval of an amendment to Ocugen, Inc.’s Sixth Amended!!!and Restated Certificate of Incorporation, as amended (the “Charter”) to limit the liability of certain officers of Ocugen, Inc. as permitted by recent amendments to the Delaware General Corporation Law (“DGCL”). OPTIONAL: If you would like to vote your Series C Preferred shares in a DIFFERENT manner from your common stock on Proposals 5 and 6, please indicate below how you instruct that vote (For, Against, Abstain). If left blank, your preferred shares will be voted in the same exact manner as your common shares.5. 6. NOTE: You cannot vote by phone if you plan to vote your preferred shares differently. For Against Abstain 5.Approval of an amendment to our Charter to increase the number of authorized shares of common stock from 295,000,000 to 390,000,000.6.Approval of an amendment to Ocugen, Inc.’s Charter to adjust voting requirements for certain future amendments to Ocugen, Inc.’s Charter in accordance with recent amendments to Section 242(d) of the DGCL. 7.Approval of an adjournment of the Annual Meeting, if!!!necessary, to solicit additional proxies if there are not sufficient votes at the time of the Annual Meeting to approve Proposal 1 – 6.NOTE: Such other business as may properly come before the meeting or any adjournment thereof.Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.Signature [PLEASE SIGN WITHIN BOX]DateSignature (Joint Owners)Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com.V51950-P14356OCUGEN, INC.Annual Meeting of Stockholders June 28, 2024 8:00 AM ETThis proxy is solicited by the Board of DirectorsThe stockholder(s) hereby appoint(s) Shankar Musunuri and Michael Breininger, or either of them, as proxies, each with the power to appoint their substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock and Series C Preferred Stock of OCUGEN, INC. that the stockholder(s) are entitled to vote at the Annual Meeting of Stockholders, 8:00 AM ET on June 28, 2024, at www.virtualshareholdermeeting.com/OCGN2024, and any further adjournment or postponement thereof.This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.Continued and to be signed on reverse side